EXHIBIT 99.5
                                                                    ------------


                             SHAREHOLDERS AGREEMENT
                             ----------------------

THIS AGREEMENT dated as of this 16th day of August, 2007.

                                     AMONG:

               MITEL NETWORKS CORPORATION, a corporation incorporated under the laws of Canada (the "CORPORATION")

                                       and

               EDGESTONE CAPITAL EQUITY FUND II-B GP, INC., as agent for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors, and EDGESTONE CAPITAL EQUITY FUND II NOMINEE, INC., as nominee for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors ("EDGESTONE")

                                       and

               POWER TECHNOLOGY INVESTMENT CORPORATION, a corporation incorporated under the laws of Canada ("PTIC")

                                       and

               TERENCE H. MATTHEWS, an individual residing in the City of Ottawa, Province of Ontario ("MATTHEWS")

                                       and

               WESLEY CLOVER CORPORATION, a corporation incorporated under the laws of Newfoundland and Labrador ("WCC")

                                       and

               CELTIC TECH JET LIMITED, a corporation incorporated under the laws of Canada ("CTJL", and together with EdgeStone, PTIC, Matthews and WCC, the "EXISTING SHAREHOLDERS")

                                       and

               ARSENAL HOLDCO I, S.A.R.L. AND ARSENAL HOLDCO II, S.A.R.L. ("FRANCISCO PARTNERS"), and the other Francisco Partners investors identified in Schedule D (collectively the "FP INVESTORS")

                                       and

               MORGAN STANLEY PRINCIPAL INVESTMENTS, INC. ("MORGAN STANLEY") and the other Morgan Stanley investors

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     identified in Schedule D (collectively the "MS INVESTORS" and together with the FP Investors, the "INVESTORS", and together with the FP Investors and the Existing Shareholders, the "SHAREHOLDERS").


RECITALS:

A. Prior to the execution and delivery of this Agreement, the Corporation and the Investors have entered into a subscription agreement (the "SUBSCRIPTION AGREEMENT") in connection with the issuance and sale to the Investors of Class 1 Shares (as defined herein).

B. The Class 1 Shares referred to above are being issued by the Corporation prior to or contemporaneously with the Merger (as defined in the Subscription Agreement) such that the capitalization of the Corporation immediately after consummation of the Merger will be as described in Schedule A.

C. The parties to this Agreement wish to provide for certain rights of the Shareholders of the Corporation upon, among other things, the issuance of the Class 1 Shares by the Corporation and any proposed transfer of securities by such Shareholders to another person or entity.

NOW THEREFORE the parties hereto agree as follows:

                                    ARTICLE 1
  DEFINITIONS, PRINCIPLES OF INTERPRETATION AND REPRESENTATIONS AND WARRANTIES

1.1 DEFINITIONS

Whenever used in this Agreement, the words and terms defined in Appendix 1 shall have the meanings set out therein.

1.2 CERTAIN RULES OF INTERPRETATION IN THIS AGREEMENT:

     (a) CURRENCY - Unless otherwise specified, all references to money amounts are to lawful currency of the United States of America. Any U.S. dollar amounts in this Agreement required to be converted into Canadian dollars shall be converted using the 10:00 a.m. spot rate of the Federal Reserve Bank of New York on the Business Day prior to the required translation date.

     (b) GOVERNING LAW - This Agreement is a contract made under and shall be construed, interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario (excluding any conflict of law rule or principle of such laws that might refer such interpretation or enforcement to the laws of another jurisdiction). Subject to the provisions of
          Section 11.7, any action, suit or proceeding arising out of or relating to this Agreement shall be brought in the courts of the Province of Ontario and

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          each of the Parties hereby irrevocably submits to the non-exclusive jurisdiction of such courts.

     (c) HEADINGS -- Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     (d) NUMBER AND GENDER -- Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

     (e) STATUTORY REFERENCES -- A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.

     (f) TIME PERIODS -- Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

     (g) BUSINESS DAYS -- If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

     (h) INCLUDING -- Where the word "including" or "includes" is used in this Agreement, it means "including (or includes) without limitation".

     (i) NO STRICT CONSTRUCTION -- The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

     (j) SEVERABILITY -- If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

1.3 ENTIRE AGREEMENT

This Agreement, including the schedules annexed hereto, and the Other Agreements constitute the entire agreement between the Parties and set out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties with respect to the subject matter of this Agreement and the Other Agreements and supersede all prior understandings, agreements, negotiations and discussions, whether oral or written, including,

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without limitation, those contained in any term sheet between the Corporation and the Investors. There are no covenants, promises, representations, warranties, terms, conditions, undertakings, understandings or other agreements, oral or written, express, implied or collateral, between the Parties in connection with the subject matter of this Agreement and the Other Agreements other than as expressly set forth or referred to in this Agreement or the Other Agreements.

1.4 SCOPE OF THE AGREEMENT

The Shareholders agree that in the event of any inconsistency or conflict between the terms of this Agreement and the articles, by-laws or resolutions of the Corporation or any Subsidiary, the provisions of this Agreement shall prevail. In this regard, the Shareholders agree more particularly to vote their shares to ensure that the constating documents of the Corporation and any Subsidiaries are not amended to include provisions that are or could be inconsistent with the provisions hereof.

1.5 COVENANT BY CONTROLLING SHAREHOLDERS

Each Controlling Shareholder hereby agrees to take such actions as may be necessary to cause each of his or its Controlled Shareholders to fully and faithfully perform and discharge its obligations under this Agreement and to comply with the terms and conditions of this Agreement; provided that the foregoing shall not constitute a guarantee of payment of any amount payable hereunder.

1.6 DISSENT AND OTHER RIGHTS

With respect to any matter provided for in Section 6.4 of this Agreement, each of the Shareholders hereby expressly waives and agrees that it shall not exercise any applicable rights to dissent, appraisal, any oppression remedy, or other similar rights.

1.7 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

Each of the Shareholders hereby severally, but not jointly, represents and warrants with respect to itself that, as at the date hereof:

     (a) unless otherwise indicated on Schedule A, it is the beneficial owner of the securities in the capital of the Corporation referred to in Schedule A as being held by it;

     (b) except as may be contemplated in this Agreement or in any of the Other Agreements, such securities are free and clear of all Liens;

     (c) it has the full power, authority and legal right to execute and deliver this Agreement and to perform the terms and provisions hereof;

     (d) if other than an individual, it has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

     (e) this Agreement has been duly executed and delivered by it, and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to the effect of:

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          (i)  any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally; and

          (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(f) the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder and compliance by it with the terms, conditions and provisions hereof, will not, as applicable, conflict with or result in a breach of any of the terms, conditions or provisions of (i) its charter documents or by-laws; (ii) any law, rule or regulation having the force of law; (iii) any indenture, mortgage, lease, agreement or instrument binding or affecting it or its properties; or (iv) any judgment, injunction, determination or award which is binding on it or its properties;

(g) no authorization, consent, approval, license or exemption from any Governmental Body is required by it which has not been obtained in connection with the execution and delivery by it of, and the performance by it of its obligations under, this Agreement; and

(h) it is not a party to any agreement which is inconsistent with its rights and obligations hereunder or otherwise conflicts with the provisions of this Agreement.

1.8 SCHEDULES

The Appendices and Schedules to this Agreement, as listed below, are an integral part of this Agreement:

     Appendix 1    -    Definitions

     Appendix 2    -    Certain Matters Requiring Investors Majority Approval

     Schedule A    -    Capitalization Table

     Schedule B    -    Articles of Amendment

     Schedule C    -    Assumption Agreement

     Schedule D    -    Investors

                                    ARTICLE 2
                            MANAGEMENT OF CORPORATION

2.1 AGREEMENT RESPECTING VOTING/CREDIT AGREEMENT DEBT

     For so long as this Agreement remains in effect, each Shareholder agrees to vote any and all Shares held by it from time to time so as to elect and maintain in office the Francisco Partners Nominees (as defined in Section 2.2) and the Matthews Nominees (as defined in Section 2.2) as members of the Board of Directors, and to cause the Corporation to act in compliance with all of

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the provisions of this Agreement and in particular to vote to approve any
Transfer which is permitted and otherwise made in compliance with this Agreement; provided, however, that no Shareholder shall be subject to the voting agreements in this Section 2.1 or elsewhere in this Agreement if such Shareholder is PTIC or if such Shareholder, together with its Affiliates, holds less than 3% of the Common Shares (calculated on an as-if converted to Common Shares basis). It is acknowledged and agreed that no Shareholder shall be bound to vote in respect of any matter in the same manner as its nominee director voted in respect of such matter in his or her capacity as a director on the Board of Directors. The Shareholders agree that the Credit Agreement Debt constitutes "Designated Debt" as defined in the Articles of Amendment.

2.2 FRANCISCO PARTNERS NOMINEES AND MATTHEWS NOMINEES ON THE BOARD OF DIRECTORS

     The Board of Directors will be composed of nine members unless a change to the number of directors is approved by Francisco Partners II (Cayman), L.P. as the Controlling Shareholder of Arsenal Holdco I, S.a.r.l. The number of directors to be nominated by Francisco Partners II (Cayman), L.P. (each, a "FRANCISCO PARTNERS NOMINEE") shall be equal to the product of the number of directors the Board of Directors is composed of and the number of Common Shares owned by the holders of Class 1 Shares (calculated on an as-if converted to Common Shares basis) divided by the number of outstanding Common Shares (calculated on an as-if converted into Common Shares basis) and rounded up to the nearest whole number; provided, however, that Francisco Partners II (Cayman), L.P. shall be entitled to nominate at least one director so long as the Francisco Partners Group holds at least 5% of the Common Shares (calculated on as-if converted to Common Shares basis); and provided, further, however, that Francisco Partners II (Cayman), L.P. shall not be entitled to nominate more than four directors unless the Francisco Partners Group holds at least 55% of the Common Shares (calculated on as-if converted to Common Shares basis). The number of directors to be nominated by Matthews (each, a "MATTHEWS NOMINEE") shall be equal to the product of the number of directors the Board of Directors is composed of and the number of Common Shares owned by the Matthews Group (calculated on an as-if converted to Common Shares basis) divided by the number of outstanding Common Shares (calculated on an as-if converted into Common Shares basis) and rounded up to the nearest whole number. Accordingly, each of the Shareholders agrees to act and vote from time to time so that on any election of directors by the shareholders of the Corporation, the Francisco Partners Nominees and the Matthews Nominees to the Board of Directors are elected in accordance with this Section 2.2. The remaining directors of the Board of Directors shall be independent directors nominated by the Board of Directors. For the avoidance of doubt, as of the date of this Agreement, Francisco Partners II (Cayman), L.P. shall initially nominate four directors and Matthews shall initially nominate three directors. In the event that Francisco Partners II (Cayman), L.P. requests that a Francisco Partners Nominee be removed or replaced as a director of the Corporation or that Matthews requests that a Matthews Nominee be removed or replaced as a director of the Corporation, then each of the Shareholders agrees to act and vote for such removal in accordance with this Section 2.2. Each Shareholder hereby grants Francisco Partners II (Cayman), L.P. and Matthews a proxy, which shall be irrevocable to the fullest extent permissible by law and is coupled with an interest, to vote such Shareholder's Shares in accordance with this Section 2.2. Notwithstanding the foregoing, no Shareholder shall be subject to the voting agreements in this
Section 2.2 or elsewhere in this Agreement and the grant of proxy pursuant to this Section 2.2 shall become void if such Shareholder is PTIC or if such Shareholder, together with its Affiliates, holds less than 3% of the Common Shares (calculated on an as-if converted to Common Shares basis).

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                                       -7-

     Each of the Francisco Partners Nominees and the Matthews Nominees shall be an individual who is not disqualified under applicable law from acting as a director.

2.3 NOTICE OF DIRECTORS MEETINGS

     Notice of directors meetings shall be given, in writing, in accordance with the by-laws of the Corporation, and such notice shall also contain a statement as to the nature of the business proposed to be transacted at such meeting. Such notice shall be accompanied by all relevant documentation or information required for directors to make an informed decision regarding the business to be transacted.

2.4 EXPENSES OF DIRECTORS

     The Corporation shall reimburse all directors for all reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or of any committee of the Board of Directors.

2.5 BOARD OF DIRECTORS COMMITTEES

     The Board of Directors shall maintain a standing committee to be known as the "AUDIT COMMITTEE" and a standing committee to be known as the "COMPENSATION COMMITTEE". At the option of Francisco Partners so long as the Francisco Partners Group is entitled to nominate at least one director to the Board of Directors pursuant to Section 2, at least one of the members of the Audit Committee, at least one of the members of the Compensation Committee, and at least one member of any other standing or ad hoc committee of the Board of Directors, shall be a Francisco Partners Nominee so long as the Francisco Partners Group holds 1/8th or more of the Shares subject to this Agreement.

2.6 DIRECTORS' LIABILITY INSURANCE

     The Corporation will maintain directors' liability insurance for each of the directors of the Corporation with coverage acceptable to the Board of Directors. The Corporation will not assign, transfer, dispose of, surrender, borrow upon or in any way encumber such insurance.

2.7 BOARD OF DIRECTORS OBSERVER

     Each of Francisco Partners, Matthews, Morgan Stanley and EdgeStone, as the case may be, shall have the option at its sole discretion, at any time and from time to time, to designate an observer representative to receive notice of and attend meetings of the Board of Directors and meetings of any committee of the Board of Directors (the "OBSERVER"), provided the Observer agrees to be bound by the confidentiality obligations set forth in Section 10.1. The Observer shall have no right to vote as a director of the Corporation with respect to any matter and shall not be included in any determination as to whether a quorum for any particular meeting exists. The minutes of each meeting of the Board of Directors or any such committee at which the Observer is present shall record that the Observer was present and acting in the capacity as an observer and not as a director. The Corporation shall pay the Observer's reasonable out of pocket expenses incurred to attend any meeting of the Board of Directors or any committee of the Board of Directors. The rights of Francisco Partners in this
Section 2.7 shall terminate once Francisco Partners is no longer entitled to nominate a director under Section 2.2, and the rights of

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Matthews in this Section 2.7 shall terminate once Matthews is no longer entitled to nominate a director under Section 2.2. The rights of EdgeStone in this
Section 2.7 shall terminate once the EdgeStone Group no longer holds at least
50% of the Common Shares (calculated on an as-if converted to Common Shares basis) held by the EdgeStone Group on the date hereof and reflected on Schedule
D. The rights of Morgan Stanley in this Section 2.7 shall terminate once the MS Investors no longer hold at least 25% of the Common Shares (calculated on an as-if converted to Common Shares basis) held by them on the date hereof and reflected on Schedule D.

2.8 CERTAIN MATTERS REQUIRING INVESTORS MAJORITY APPROVAL

     Provided that members of the Francisco Partners Group hold, in the aggregate, at least 5% of the Common Shares (calculated on an as-if converted to Common Shares basis), notwithstanding any other provision of this Agreement, in addition to any other approvals that may be required by law or pursuant to the articles, by-laws or other organizational documents of the Corporation or any of the Subsidiaries, without the prior written consent of an Investors Majority, neither the Corporation shall nor shall it cause or permit any of the Subsidiaries to at any time take or agree or commit to take any action referred to in Appendix 2. It is acknowledged by the Parties that the provisions referenced in Appendix 2 are for the benefit of the Investors and may be amended or waived by the mutual agreement of the Corporation and an Investors Majority at any time.

2.9 ANNUAL BUDGET

     At least 30 days prior to the Corporation's fiscal year-end, the Corporation shall submit the annual budget and business plan of the Corporation, including a detailed operating budget and a capital budget and the sources of financing thereof, with detailed supporting assumptions, to the Board of Directors for approval and thereafter from time to time as appropriate, any restatements or updates or deviations thereto to the extent they contain items or amounts not consistent with the normal course operations of the Business and previously approved budgets.

2.10 REPORTING

     (a) MONTHLY. An internally-prepared summary of monthly consolidated financial results of the Corporation shall be prepared and delivered to the Investors and EdgeStone within 15 Business Days after the end of each fiscal month.

     (b) ADDITIONAL INFORMATION PROVIDED TO SENIOR LENDERS. The Corporation shall provide to the Investors and EdgeStone simultaneously with furnishing such information to any Person as required under the Debt Obligations of the Corporation and the Subsidiaries: (i) copies of all other financial statements, reports or projections with respect to the Corporation or any of the Subsidiaries required to be delivered to the lenders on a periodic basis; and (ii) copies of all material information, documents, studies, reviews, reports or assessments relating to the Business or the assets of the Corporation or any Subsidiary provided by the Corporation or any Subsidiary from time to time to any Person pursuant to or as required under the Debt Obligations, if, in the case of (i) or (ii) above, such documentation is broader in scope or delivered on a more frequent basis than the Corporation provides to the Board of Directors or is required to provide under Section 2.10(a).

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     (c)  The rights of the Investors and EdgeStone in this Section 2.10 shall terminate after a Qualified IPO. In addition, and if earlier, the rights of EdgeStone in this Section 2.10 shall terminate in the event that the EdgeStone Group no longer holds at least 50% of the Common Shares (calculated on an as-if converted to Common Shares basis) held by the EdgeStone Group on the date hereof and reflected on Schedule A.

2.11 ACCESS

     The Corporation shall, and the Corporation shall cause each of the Subsidiaries to, at any and all reasonable times on reasonable notice and during business hours on any Business Day and in such manner as is not reasonably likely to adversely affect the operation of the Business, permit the Investors, EdgeStone and each of their authorized representatives to examine all of the books of account, records, reports, documents, papers and data of the Corporation and any of the Subsidiaries, whether in ordinary or machine language, and to make copies and take extracts, and to discuss the Business, affairs, finances and accounts of the Corporation and the Subsidiaries with the Corporation's executive officers, senior financial officers, accountants and other advisors. The Corporation shall authorize its accountants and other financial advisors to so discuss the finances and affairs of the Corporation and the Subsidiaries, and agrees to furnish the Investors, EdgeStone and each of their authorized representatives with any information reasonably requested regarding the Business, or the affairs, finances and accounts of the Corporation or the Subsidiaries. The Corporation shall bear the costs to the Corporation and any Subsidiary of compliance with this Section 2.11. In no event shall the Corporation be required to disclose information that it is prohibited from disclosing by contract (unless the applicable Investor enters into a confidentiality agreement that has the effect of eliminating such prohibition) or otherwise by law. The rights of the Investors and EdgeStone in this Section
2.11 shall terminate after a Qualified IPO. In addition, and if earlier, the rights of EdgeStone in this Section 2.11 shall terminate in the event that the EdgeStone Group no longer holds at least 50% of the Common Shares (calculated on an as-if converted to Common Shares basis) held by the EdgeStone Group on the date hereof and reflected on Schedule A.

                                    ARTICLE 3
                          VOTING AGREEMENT OF INVESTORS

     For so long as this Agreement remains in effect, each Investor agrees to vote any and all Shares held by it from time to time in the manner designated by Francisco Partners so long as the Francisco Partners Group, excluding any Person to which Francisco Partners shall transfer all or substantially all of its assets, holds at least 30% of the Class 1 Shares. Each Investor hereby grants Francisco Partners a proxy, which shall be irrevocable to the fullest extent permissible by law and is coupled with an interest, to vote such Investor's Shares in accordance with this provision for so long as the Francisco Partners Group, excluding any Person to which Francisco Partners shall transfer all or substantially all of its assets, holds at least 30% of the Class 1 Shares. Francisco Partners agrees not to vote such Investor's Shares to effect any amendment to the Articles of Amendment that would have an adverse and disproportionate effect on the MS Investors as compared to the other Investors.

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                                    ARTICLE 4
                               PRE-EMPTIVE RIGHTS

4.1 EXERCISE OF PRE-EMPTIVE RIGHTS

     (a) In the event that the Corporation or any Subsidiary proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Principal Shareholder (as such term is defined below) written notice of its intention to issue New Securities (the "PRE-EMPTIVE RIGHT NOTICE"), describing the amount and the type of New Securities and the price and the proposed closing date, upon which the Corporation proposes to issue the New Securities. For the purposes of this Section 4.1, the term "PRINCIPAL Shareholders" means (i) each Shareholder who is a Shareholder on the date hereof, or any Permitted Transferee of such Shareholder, and (ii) each other Shareholder who, together with its Affiliates, holds not less than five percent (5%) of the Common Shares then outstanding (calculated on an as-if converted to Common Shares basis).

     (b) Each Principal Shareholder shall have 15 Business Days from the date of receipt of any such Pre-Emptive Right Notice (the "PRE-EMPTIVE RIGHT ACCEPTANCE PERIOD") to agree in writing (i) to purchase up to its Pro Rata Share (as nearly as may be determined without division into fractions) of the New Securities (which for the purpose of this
          Article 4 shall be calculated based on holdings on the day immediately prior to the date of delivery by the Corporation of the Pre-Emptive Right Notice) for the price and on the other terms specified in the Pre-Emptive Right Notice and (ii) to purchase more than its Pro Rata Share (if available) up to a maximum number of the New Securities to be specified by such Principal Shareholder. Such right to purchase its Pro Rata Share of New Securities and, if desired, more than its Pro Rata Share shall be exercised by a Principal Shareholder by giving written notice (a "PRE-EMPTIVE RIGHT ACCEPTANCE NOTICE") to the Corporation of such intention and stating therein the maximum number of New Securities it is willing to purchase (which number may be greater or less than its Pro Rata Share). If a Principal Shareholder fails to deliver such notice to the Corporation within the Pre-Emptive Right Acceptance Period, it shall be deemed to have declined to exercise its right to purchase any New Securities. If any Principal Shareholder does not give a Pre-Emptive Right Acceptance Notice within the Pre-Emptive Right Acceptance Period or specifies in its Pre-Emptive Right Acceptance Notice a number of Shares less than its Pro Rata Share, the resulting unaccepted New Securities shall be deemed to have been offered by the Corporation to such of the Principal Shareholders who specified in their respective Pre-Emptive Right Acceptance Notices a desire to acquire a number of the New Securities greater than their Pro Rata Share, and each such Principal Shareholder is, subject to the maximum number of the New Securities specified in its Pre-Emptive Right Acceptance Notice, entitled to acquire its Pro Rata Share (calculated relative to each of the Principal Shareholders wishing to purchase more than its Pro Rata Share) of the unaccepted New Securities based upon the number of Shares (calculated on an as-if converted to Common Shares basis) owned by such Principal Shareholders (calculated based on holdings on the

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          day immediately prior to the delivery of the Pre-Emptive Right
          Notice), as between themselves, or in such other proportion as such Principal Shareholders may agree in writing.

     (c) The Corporation shall, from time to time, when requested to do so, advise each of the Principal Shareholders promptly of the names of the other Principal Shareholders who have accepted the Corporation's offer as contained in a Pre-Emptive Right Notice and the number of New Securities in respect of which each such Principal Shareholder has accepted such offer.

     (d) Any New Securities not accepted by the Principal Shareholders pursuant to Section 4.1(b) may be offered and sold by the Corporation to third parties for a period not to exceed 60 Business Days following the end of the Pre-Emptive Right Acceptance Period at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than as specified in the Pre-Emptive Right Notice. In the event that the Corporation has not issued and sold such New Securities within such 60 Business Day period, then the Corporation shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Principal Shareholders pursuant to this Article 4. If the Corporation offers any New Securities not taken up by Principal Shareholders pursuant to Section 4.1(b), the Corporation shall promptly notify the Principal Shareholders upon entering into one or more binding purchase agreement(s) during the 60 Business Day period referred to herein, including as to (i) the number of New Securities, if any, that the Corporation will issue (specifying respective numbers to be purchased by the Principal Shareholders on the one hand (if any) and by other Person(s) on the other hand), (ii) the material terms of such issuance(s) and (iii) the name(s) of the purchaser(s) of any New Securities to be issued (other than the Principal Shareholders).

     (e) All sales of New Securities pursuant to this Section 4.1 shall be consummated contemporaneously at the offices of the Corporation as soon as is reasonably practicable on such date as the Board of Directors and the persons purchasing New Securities pursuant to this
          Section 4.1 may reasonably determine, but in no event later than the later of (i) 60 Business Days following the end of the Pre-Emptive Right Acceptance Period; or (ii) the fifth Business Day following the expiration or termination of all waiting periods under any competition or anti-combines legislation applicable to such issuance. The delivery of certificates or other instruments evidencing such New Securities shall be made by the Corporation on such date against payment of the purchase price therefor.

     (f) The Corporation may issue New Securities without complying with the provisions of this Section 4.1 if the New Securities are Permitted Additional Securities.

4.2 FUTURE SHARES

     The Corporation agrees that, as a condition precedent to the grant or issuance of any securities (including Convertible Securities) to a Person that, giving effect to such grant or issuance, would hold in excess of 2.5% of the outstanding Common Shares (calculated on as-if converted to Common Shares basis), whether now authorized or not, it will require that the holder of such securities sign an Assumption Agreement and if the purchaser is a corporate entity, such agreement will also be signed by any Person who Controls such corporation; provided, however, that if any such grant or issuance is pursuant to the exercise or conversion of any Convertible Security granted or issued prior to the date of this Agreement, the Corporation shall only be required to use its commercially reasonable efforts to comply with the foregoing covenant.

                                    ARTICLE 5
                       RESTRICTIONS ON TRANSFER OF SHARES

5.1 GENERAL PROHIBITION ON TRANSFER

     No Shares or Convertible Securities now or in the future held by a Shareholder or any interest therein may be dealt with or Transferred except as contemplated in this Agreement. A purported Transfer of any Shares or Convertible Securities in violation of this Agreement shall not be valid. Any Shareholder that purports to Transfer any Shares or Convertible Securities in violation of this Agreement agrees to donate and hereby donates to the Corporation all dividends and distributions paid or made on any Shares or Convertible Securities so Transferred during the period of the prohibited Transfer. The provisions of the immediately preceding sentence are in addition to, and not in lieu of, any other remedies to enforce the provisions of this Agreement.

     Any permitted Transfer made in compliance with this Agreement, other than to a Permitted Transferee or pursuant to Section 5.2(b) or 5.2(c), shall require the approval of the Board of Directors which shall be provided in accordance with the provisions of Section 2.1.

5.2 PERMITTED TRANSFERS

     Each Shareholder may Transfer any Shares or Convertible Securities held by it or any rights to acquire any Shares or Convertible Securities, pursuant to and in accordance with Article 5 or Article 6 and in the case of the following Transfers, without being subject to the requirements of Sections 6.1, 6.2 and 6.3:

     (a)  to a Permitted Transferee;

     (b) in the case of Shares or Convertible Securities held by a Permitted Transferee of the Shareholder, back to such Shareholder;

     (c)  to an Investor from another Investor; or

     (d) to the Corporation pursuant to the redemption rights under the Articles of Amendment.

5.3 NO REGISTRATION UNLESS TRANSFEREE IS BOUND

     Other than Transfers pursuant to Section 5.4, if a Shareholder purports to Transfer any Shares or Convertible Securities, no Transfer shall be made or be effective, no application shall be made to the Corporation or to the Corporation's transfer agent to register the Transfer, and the Corporation shall not register the Transfer on its securities register, until the proposed transferee (and, in the case of a transferee that is not a natural person, other than a public corporation and other than in the case of a Transfer by an Investor, the Persons who Control the proposed transferee) enters into, or in the case of Convertible Securities, agrees upon the acquisition of any Shares or Convertible Securities to enter into, an Assumption Agreement.

5.4 TRANSFERS TO AN AFFILIATE

     If a Shareholder purports to Transfer Shares or Convertible Securities to a Permitted Transferee or pursuant to Section 5.2(b), no Transfer shall be made or effective, no application shall be made to the Corporation or the Corporation's transfer agent to register the Transfer, and the Corporation shall not register the Transfer on its securities register until, the Shareholder and the transferee have executed and delivered an Assumption Agreement and such other documents as may be reasonably requested by the Corporation, in which the Shareholder and the transferee: (i) represent and warrant that the transferee qualifies as a Permitted Transferee or otherwise qualifies as a recipient of a Transfer pursuant to 5.2(b); (ii) agree that each shall ensure that the transferee shall continue to so qualify at all times and that, other than in the case of a Transfer by an Investor or EdgeStone to a Person listed in the definitions of "Francisco Partners Group", "MS Affiliate" or "EdgeStone Group" if the transferee is a corporation, the shareholder(s) of that transferee and the shareholder(s) of each of its direct and indirect shareholders who are not natural persons agree that no shares in that transferee shall be Transferred, without first Transferring (or causing to be Transferred) the Shares held back to the original Shareholder; and (iii) agree that the transferring Shareholder shall continue to be bound by all the provisions of this Agreement.

5.5 CONTINUING OBLIGATIONS OF TRANSFEROR

     In the event of any Transfer of Shares or Convertible Securities to a Permitted Transferee or pursuant to Section 5.2(b), the transferor shall, at all times after such Transfer: (i) be jointly and severally liable with the transferee for the observance and performance of the covenants and obligations of the transferee under this Agreement; and (ii) indemnify the other Parties against any loss, damage or expense incurred as a result of the failure of the transferee to comply with the provisions of this Agreement.

5.6 SHAREHOLDERS TO FACILITATE PERMITTED TRANSFERS

     Each Party to this Agreement shall facilitate any Transfer of Shares or Convertible Securities in accordance with this Agreement on a timely basis, including by promptly providing any required consents.

5.7 CORPORATION TO FACILITATE PERMITTED TRANSFERS

     The Corporation shall facilitate any Transfer of Shares or Convertible Securities in accordance with this Agreement on a timely basis, including by promptly providing such assistance as the transferring Shareholder may reasonably request to facilitate such Transfer, subject to the provisions of
Section 10.1. In no event shall the Corporation be required to disclose information that it is prohibited from disclosing by contract or otherwise by law.

5.8 PLEDGE OF SHARES

     No Shareholder shall, directly or indirectly, pledge or otherwise grant or allow a Lien to exist in respect of any Shares held by that Shareholder, without the prior written consent of the

Corporation and Francisco Partners, such consent not to be unreasonably withheld or delayed, provided that, notwithstanding the foregoing, nothing herein shall prohibit a Shareholder from granting a Lien by way of a general security interest over all or substantially all of its assets and undertaking, inclusive of Shares in favor of a bona fide lender in the ordinary course of business, provided that in such event any realization by such secured party in respect of such Shares shall be deemed a Transfer subject to Article 6 of this Agreement.

5.9 SALES TO A DIRECT COMPETITOR

     Notwithstanding any provision to the contrary, no Shareholder may Transfer any Shares to a direct competitor of the Business, unless such Transfer is approved by the Corporation.

     This Section 5.9 shall not apply to a Transfer of Shares pursuant to a transaction to which Section 6.4 applies.

                                    ARTICLE 6
            RIGHTS OF FIRST REFUSAL, TAG-ALONG, AND DRAG-ALONG RIGHTS

6.1 TRANSFER NOTICE

     In the event that any Shareholder (the "TRANSFERRING SHAREHOLDER") receives from any Person, acting as principal and dealing at arm's length with such Shareholder (the "THIRD PARTY OFFEROR"), a bona fide written offer to purchase (other than pursuant to a Transfer permitted by Section 5.2) Shares or Convertible Securities or other equity securities held by the Transferring Shareholder (the "THIRD PARTY OFFER"), which the Transferring Shareholder wishes to accept (subject to compliance with Section 6.2 and 6.3), the Transferring Shareholder will give notice (the "TRANSFER NOTICE") to the Corporation and to each of the Shareholders (other than any Shareholder that is also a Transferring Shareholder) (the "OTHER SHAREHOLDERS") setting forth:

     (a)  the identity of the Third Party Offeror;

     (b) if the Third Party Offeror is a corporation, the names of the principal shareholders, directors and officers of the Third Party Offeror;

     (c) the number and classes of Shares or Convertible Securities or other equity securities proposed to be sold by the Transferring Shareholder (the "OFFEROR'S SECURITIES");

     (d)  the price of and terms of payment for the Offeror's Securities; and

     (e) a summary of any other material terms for such sale including the proposed closing date.

The Transfer Notice shall contain an offer to sell all of the Offeror's Securities to the Corporation first and then the Other Shareholders (as set out in Section 6.2) at the price and on the terms set forth in the Transfer Notice. The Transfer Notice shall include a full and complete copy of the written offer delivered by the Third Party Offeror. In all circumstances the proposed consideration for any Offeror's Securities must be in cash and/or Marketable Securities. The offer contained in the Transfer Notice shall be irrevocable except with the consent of Corporation or the Other Shareholders, as applicable, and shall be open for acceptance for a period of 19 Business Days after the date upon which the Transfer Notice was received by the Corporation and 20 Business Days after the date upon which the Transfer Notice was received by the Other Shareholders (each, an "ACCEPTANCE PERIOD").

     All Transfer Notices and Drag-Along Offers (as defined in Section 6.4) given under this Article 6 must be given concurrently to all Other Shareholders and the Corporation.

6.2 RIGHTS OF FIRST REFUSAL

     Upon receipt of a Transfer Notice and subject to all of the provisions of this Section 6.2, the Corporation and the Other Shareholders shall have the following rights and options:

     (a) The Corporation shall have the first right to purchase any or all of the Offeror's Securities if it gives a notice in writing (an "ACCEPTANCE NOTICE") accepting the offer contained in the Transfer Notice and specifying the number of the Offeror's Securities it wishes to acquire.

     (b) If the Corporation does not give an Acceptance Notice to purchase any or all of the Offeror's Securities at least one Business Day prior to the expiration of the Acceptance Period, each of the Other Shareholders shall have the right to purchase up to its Pro Rata Share of the Offeror's Securities not to be purchased by the Corporation at the price and on the terms and conditions contained in the Transfer Notice.

     (c) Subject to Sections 6.2(a) and (b), within the Acceptance Period, each of the Other Shareholders may give to the Transferring Shareholder an Acceptance Notice accepting the offer contained in the Transfer Notice and specifying the maximum number of the Offeror's Securities not to be purchased by the Corporation that it wishes to acquire (which number may be greater than or less than its Pro Rata Share). Each of the Other Shareholders shall have the right to purchase up to its Pro Rata Share of the Offeror's Securities not to be purchased by the Corporation (which for purposes of this Section 6.2 shall be calculated based on holdings on the day immediately prior to the delivery of the Transfer Notice), as nearly as may be determined without division into fractions and, if available, a number of the Offeror's Securities not to be purchased by the Corporation greater than its Pro Rata Share up to a stated maximum. Any Other Shareholder who does not give an Acceptance Notice within the Acceptance Period shall be deemed to have declined to purchase any of the Offeror's Securities. If any Other Shareholder does not give an Acceptance Notice within the Acceptance Period or specifies in its Acceptance Notice a number of Shares less than its Pro Rata Share, the resulting unaccepted Offeror's Securities shall be deemed to have been offered by the Transferring Shareholder to such of the Other Shareholders who specified in their respective Acceptance Notices a desire to acquire a number of the Offeror's Securities not to be purchased by the Corporation greater than their Pro Rata Share, and each such Other Shareholder is, subject to the maximum number of the Offeror's Securities specified in its Acceptance Notice, entitled to acquire its Pro Rata Share (calculated relative to each of the other Shareholders wishing to purchase more than its Pro Rata Share) of the unaccepted Offeror's Securities based upon the number of Shares

          (calculated on an as-if converted to Common Shares basis) owned by such Other Shareholders (calculated based on holdings on the day immediately prior to the delivery of the Transfer Notice), as between themselves, or in such other proportion as such Other Shareholders may agree in writing. If (i) the Corporation gives notice pursuant to
          Section 6.2(a) to purchase all of the Offeror's Securities or (ii) the Other Shareholders, or any of them, give Acceptance Notices within the Acceptance Period confirming their agreement to purchase all of the Offeror's Securities not to be purchased by the Corporation, the sale of the Offeror's Securities to the Corporation and/or such Other Shareholders shall be completed within 15 Business Days of the expiry of the Acceptance Period.

     (d) If both (i) the Corporation does not give an Acceptance Notice to purchase all of the Shares at least one Business Day prior to the expiry of the Acceptance Period and (ii) the Other Shareholders do not give notice of acceptance prior to the expiry of the Acceptance Period which would result in the purchase of all, but not less than all, of the Offeror's Securities not to be purchased by the Corporation, the Transferring Shareholder will, notwithstanding any notices of acceptance of the Offeror's Securities by the Corporation or any Other Shareholders, subject to the provisions of Section 6.3, have the right to sell the Offeror's Securities to the Third Party Offeror for a period of 60 Business Days from the expiration of the Acceptance Period for a price not less than that provided for in the Transfer Notice and on terms and conditions not materially more favorable to the Third Party Offeror than those set out in the Transfer Notice, provided that such Third Party Offeror first executes and delivers to the Corporation an Assumption Agreement. If such Transfer is not consummated within such 60 Business Day period, the Transferring Shareholder will not Transfer any of the Offeror's Securities without again complying with all of the provisions of Section 6.1 and Section 6.2.

     (e) Any Transfer entered into in connection with this Section 6.2 shall not provide a Collateral Benefit to any Shareholder or any Affiliate or Related Party thereof.

     (f) For greater certainty, no rights shall arise under this Article 6 in respect of any purchases by Other Shareholders pursuant to the exercise of rights under this section.

     (g) The provisions of Section 6.1 and 6.2 shall not apply to the Transfer of any Shares or Convertible Securities pursuant to the provisions of
          Section 6.3 or 6.4 and which are exercised in accordance with the terms thereof.

     (h) Each Other Shareholder may assign its right to exercise its right of first refusal under this 6.2, in whole or in part, to any of its Affiliates, or, in the case of the Francisco Partners Group, the MS Investors, the Matthews Group or the EdgeStone Group to any member or members of the Francisco Partners Group or the MS Investors or any MS Affiliate or the Matthews Group or the EdgeStone Group, as applicable, provided such member or members (and Controlling Persons in the case of the Matthews Group) have first entered into an Assumption Agreement.

6.3 TAG-ALONG RIGHTS

     Upon receipt of a Transfer Notice, any Other Shareholder(s) may elect to participate in the proposed Transfer by delivering written notice to the Corporation and Transferring Shareholder within the Acceptance Period. Each of the Other Shareholders so electing will be entitled to sell in the contemplated Transfer, the same proportion (calculated on an as-if-converted to Common Shares basis) of the Shares and Convertible Securities held by each such Other Shareholder, respectively, as the proportion of the Transferring Shareholder's total holdings which the Transferring Shareholder proposes to sell pursuant to the Transfer Notice (calculated on an as-if-converted to Common Shares basis), on the same terms (other than price) set forth in the Transfer Notice, and at a price determined as follows:

     (a)  if the Transferring Shareholder is proposing to sell Common Shares:

          (i) any Common Shares to be sold by an Other Shareholder shall be sold at the same price per share as the Common Shares proposed to be sold by the Transferring Shareholder, as set forth in the Transfer Notice;

          (ii) any Class 1 Shares to be sold by an Other Shareholder shall be sold at a price per share equal to the TR Value calculated based on a value per share equal to the price per Common Share proposed by the Transferring Shareholder;

          (iii) any Convertible Securities to be sold by an Other Shareholder shall be sold at a price per Convertible Security equal to: (A) the value of the Common Shares underlying such Convertible Security, where such Common Shares are valued at the same price per share as the Common Shares proposed to be sold by the Transferring Shareholder, as set forth in the Transfer Notice, less (B) any amount payable by the holder of the Convertible Securities on the exercise, exchange or conversion thereof;

     (b)  if the Transferring Shareholder is proposing to sell Class 1 Shares:

          (i) any Common Shares to be sold by an Other Shareholder shall be valued at a price per share equal to the price per Class 1 Share proposed to be sold by the Transferring Shareholder, as set forth in the Transfer Notice, divided by the number of Common Shares into which a Class 1 Share could convert at the Conversion Value for the Class 1 Shares then in effect (the "NOTIONAL COMMON SHARE VALUE");

          (ii) any Class 1 Shares to be sold by an Other Shareholder shall be sold at the same price per share as the Class 1 Shares proposed to be sold by the Transferring Shareholder, as set forth in the Transfer Notice; and

          (iii) any Convertible Securities to be sold by an Other Shareholder shall be sold at a price per Convertible Security equal to: (A) the Notional Common Share Value multiplied by the number of Common Shares underlying such Convertible Security, less (B) any amount payable by the holder of the Convertible Securities on the exercise, exchange or conversion thereof.

     (c) if the Transferring Shareholder is proposing to sell Convertible Securities (other than Class 1 Shares), only Shareholders holding the same type of Convertible Securities with identical provisions (other than the number of underlying securities in respect of which the Convertible Securities are exercisable, exchangeable or convertible) as the Convertible Securities which are the subject of the Transfer Notice may exercise tag-along rights pursuant to this Section 6.3, and any such Convertible Securities shall be sold at the same price for each of the Convertible Securities (based on a unit basis) proposed to be sold by the Transferring Shareholder, as set forth in the Transfer Notice. The Shareholders shall have no right to exercise tag-along rights pursuant to this Section 6.3(c) in respect of Common Shares, Class 1 Shares or other Convertible Securities which are not identical to the Convertible Securities which are the subject of the Transfer Notice.

     For greater certainty, no rights shall arise under this Section 6.3 as a result of any purchases in accordance with the exercise of rights of first refusal under Section 6.2 nor shall the provisions of Sections 6.1 and 6.3 apply to the Transfer of any Shares or Convertible Securities to which the provisions of Section 6.4 apply and which are exercised in accordance with the terms thereof.

     Notwithstanding the foregoing, if any transaction or series of transactions contemplated by this Section 6.3 would result in a Change of Control Event, the Shareholders shall not complete the proposed transaction unless the aggregate consideration payable by the Third Party Offeror pursuant to this Section 6.3 is allocated in accordance with the Articles of Amendment as if it were a "CHANGE OF CONTROL EVENT" thereunder.

     Any purchase and sale agreement entered into in conjunction with this
Section 6.3 shall:

     (a) contain only several (not joint and several) representations, warranties and covenants from any holder of Shares or Convertible Securities with recourse limited to that Shareholder's pro rata portion of the aggregate purchase price to all Shareholders;

     (b) contain a limitation on the liability each Shareholder assumes, with respect to all indemnities, if any, provided to the Third Party Offeror, to that Shareholder's pro rata portion of the aggregate purchase price to all Shareholders;

     (c) not require the Shareholders that participate in the transaction pursuant to this Section 6.3 to provide representations or warranties or covenants related to the Corporation but shall require them to provide typical title, ownership and authority to sell representations;

     (d) not provide a Collateral Benefit to any Shareholder or any Affiliate or Related Party thereof (other than the right to receive the purchase price calculated in accordance with the provisions above); and

     (e) be conditional upon completion of the purchase by the Third Party Offeror of the Shares or Convertible Securities held by the Transferring Shareholder which are subject to the Transfer Notice.

     Any Shareholder not giving notice within the Acceptance Period under this
Section 6.3 shall be deemed to have declined to exercise its tag-along rights under this Section 6.3

     If any of the Other Shareholders exercises its rights hereunder, the purchase and sale of the Shares and Convertible Securities of the Corporation to the Third Party Offeror pursuant to the Transfer Notice shall be completed at the same time as the purchase and sale of the Offeror's Securities and as part of the same closing.

     To the extent that the Other Shareholders do not exercise their rights hereunder, the Transferring Shareholder shall be entitled to sell the Shares specified in the Transfer Notice in accordance with the terms thereof for a period of 60 Business Days after the expiry of the Acceptance Period. If the sale is not completed within such 60 Business Day period, the provisions of
Article 6 shall again apply to any proposed sale of Shares and so on from time to time.

6.4 DRAG-ALONG RIGHTS

     (a) If any Shareholder receives from a third party (the "THIRD PARTY") acting as principal and dealing at arm's length with the Transferring Shareholder, a bona fide written offer (the "THIRD PARTY Offer") to purchase all (but not less than all) of the Shares and Convertible Securities (which transaction may include, without limitation, an offer pursuant to a merger, amalgamation, arrangement, capital reorganization, consolidation or similar transaction), and the Third Party Offer is accepted by either (i) Shareholders holding at least 50% of the votes attached to the outstanding Shares and Convertible Securities held by parties to this Agreement (including votes that attach to securities issuable upon exercise of Convertible Securities) so long as the Third Party Offer is a Qualifying Offer (as defined hereinafter), or (ii) an Investors Majority (the "ACCEPTING SHAREHOLDERS"), the Accepting Shareholders shall be entitled to obtain from the Third Party an offer (a "DRAG-ALONG OFFER") to purchase all of the Shares and Convertible Securities of the Corporation held by the Shareholders other than the Accepting Shareholders (the "FORCED SHAREHOLDERS") on the same terms and conditions as contained in the Third Party Offer, subject to the provisions of Section 6.4(b). Notwithstanding the foregoing, Matthews shall not be required to accept a Drag Along Offer prior to the date one year from the date of this Agreement. If the consideration to be received by the Forced Shareholders in the Drag-Along Offer includes consideration other than cash or cash equivalents, the Drag-Along Offer shall, if necessary, include a valuation prepared in accordance with Section 6.5. The Drag-Along Offer shall be irrevocable. For the purposes of this Agreement, a "QUALIFYING OFFER" means a Third Party Offer: (i) received within two years from the date hereof, and (ii) pursuant to which the holders of the Class 1 Shares purchased by the Investors pursuant to the Subscription Agreement would be entitled to receive aggregate proceeds, payable in cash, equal to not less than $2,000 for each Class 1 Share held by such Persons.

     (b)  The Drag-Along Offer shall:

          (i) not provide a Collateral Benefit to any Shareholder or any Affiliate or Related Party thereof (other than, to the extent that proceeds are distributed in accordance with the Articles of Amendment, in the case of any holder of Class 1 Shares, the right of such holder to receive the TR Value)

          (ii) require each of the Shareholders to provide such representations, warranties and indemnities as are customary and reasonably requested by the Third Party; and

          (iii) provide that each such Shareholder's liability for representations, warranties and indemnities provided to the Third Party shall be, in any event, limited to such Shareholder's pro rata share of the proceeds received from the transaction.

     (c) The Forced Shareholders shall be obliged to accept the Drag-Along Offer (or otherwise take all necessary action to cause the Corporation to consummate the proposed transaction, as applicable) within 3 Business Days of receipt or such other period agreeable to the Accepting Shareholders. The acceptance of the Drag-Along Offer shall be made in writing and a copy of the acceptance (or of the accepted Drag-Along Offer) shall be delivered to the Accepting Shareholders within such 3 Business Day period.

     (d) If any of the Forced Shareholders do not deliver an acceptance of the Drag-Along Offer within the 3 Business Day period referred to above, the Secretary of the Corporation (the "DRAG-ALONG OFFER ATTORNEY") shall be entitled to, and the Shareholders acknowledge, agree and authorize the Drag-Along Offer Attorney to, accept the Drag-Along Offer on behalf of such Forced Shareholders and to deliver the acceptance to the Third Party and, for such purpose, each of the Forced Shareholders hereby appoints the Drag-Along Offer Attorney as its attorney, on the terms set forth in Section 11.2, with full power of substitution, in the name of the Forced Shareholder to accept the Drag-Along Offer and to execute and deliver all documents and instruments to give effect to such acceptance and to establish a binding contract of purchase and sale between the Forced Shareholder and the Third Party with respect to all of the Shares and other securities held by the Forced Shareholder and to execute and deliver all deeds, transfers, assignments and assurances necessary to effectively Transfer such Shares to the Third Party. Each of the Shareholders agrees that it will perform the agreement resulting from acceptance of the Drag-Along Offer in accordance with its terms and will ratify and confirm all that the Drag-Along Offer Attorney may do or cause to be done pursuant to the foregoing. Notwithstanding that certificates or instruments evidencing the Shares or Convertible Securities may not have been delivered by any Forced Shareholder to the Third Party, upon completion of the Third Party's obligations under the Third Party Offer:

          (i) the purchase of Shares or Convertible Securities from the Forced Shareholder shall be deemed to have been fully completed and the records of the Corporation may be amended accordingly;

          (ii) all right, title, benefit and interest, both at law and in equity, in and to the Shares or Convertible Securities shall be conclusively deemed to have been transferred and assigned to and become vested in the Third Party; and

          (iii) all right, title, benefit and interest of such Forced Shareholder and of any other Person (other than the Third Party) having an interest in such Shares, legal or equitable, in any capacity whatsoever shall cease.

     (e) The purchase and sale of Shares and Convertible Securities in accordance with the provisions of the Drag-Along Offer shall be completed at the same time and on the same terms as the completion of the purchase and sale of Shares and Convertible Securities and/or other securities between the Accepting Shareholders and the Third Party in accordance with the Third Party Offer and as part of the same closing within 60 Business Days after expiry of the 3 Business Day period referred to in Section 6.4(c).

     (f) In the event that a Drag-Along Offer is made in connection with a Third Party Offer and the Shares held by the Accepting Shareholders and the Forced Shareholders constitute less than all of the Shares of the Corporation, the Corporation agrees to take all steps necessary to facilitate the Third Party's compulsory acquisition pursuant to Part XVII of the CBCA, if applicable, of all Shares of the Corporation not already purchased by the Third Party.

6.5 VALUATION OF NON-CASH CONSIDERATION

     Any valuation of non-cash consideration included in a Third Party Offer will be, in the case of: (i) Marketable Securities, calculated based on the weighted average closing price of those securities on the exchange or market on which the securities are primarily traded for the twenty trading days ended at the close of business on the day prior to delivery of the applicable notice, and
(ii) other non-cash consideration, the fair market value thereof as determined in good faith by the Board of Directors, provided, that, if any Shareholder objects to any such determination within ten (10) days of receiving notice thereof, such fair market value will be determined by an independent investment banking or business valuation firm mutually agreeable to the Board of Directors and an Investors Majority (the costs of which shall be borne by the Corporation).

                                    ARTICLE 7
                                   TERMINATION

7.1 TERM

     Except as otherwise expressly provided in this Agreement, this Agreement shall come into force and effect as of the date of this Agreement and shall continue in force in accordance with the terms hereof. Articles 4, 5 and 6 of this Agreement shall terminate upon the completion of a Qualified IPO. Subject to Section 7.2, this Agreement shall terminate upon the written agreement of the Corporation and an Investors Majority. Except as contemplated by Section 5.5, the rights and obligations of a Shareholder under this Agreement shall cease on the date that such Shareholder ceases to own any Shares or securities in the capital of the Corporation.

7.2 TERMINATION NOT TO EFFECT RIGHTS OR OBLIGATIONS

     A termination of this Agreement or any provision of this Agreement shall not affect or prejudice any rights or obligations which have accrued or arisen under this Agreement prior to the time of termination, and such rights and obligations shall survive the termination of this Agreement.

                                    ARTICLE 8
                               CLOSING PROCEDURES

     If a purchase and sale of any Shares, Convertible Securities and/or other securities of the Corporation is made pursuant to this Agreement, the following shall apply:

8.1 PAYMENT OF PURCHASE PRICE AND DELIVERY OF CERTIFICATES

     Payments on account of the purchase price shall be made by negotiable check, certified by a chartered bank or trust company or by wire transfer of funds to an account of a chartered bank or by official bank draft drawn on a chartered bank against receipt by the purchaser of the share certificate or certificates representing the Shares, Convertible Securities or other securities being purchased, duly endorsed for transfer in blank.

8.2 TITLE

     The acceptance by the vendor of payment (including an agreement to pay) for the Shares, Convertible Securities and/or other securities being purchased and sold shall constitute a representation and warranty by the vendor that the vendor has good and marketable title to the Shares, Convertible Securities and/or other securities, free and clear of any Lien. In addition, the vendor shall deliver to the purchaser all documents, instruments and do all acts and things as the purchaser may reasonably request, whether before or after completion of the transaction, to vest title in the purchaser.

8.3 FAILURE TO COMPLETE SALE

     If, at the time of closing, the vendor does not complete the sale for any reason, other than due to the breach of the purchasing party, the purchaser shall have the right to deposit (including by post-dated check) the purchase price for the Shares, Convertible Securities and/or other securities to be purchased and sold for the account of the vendor in an account with the bankers of the Corporation and that deposit shall constitute valid and effective payment of the purchase price to the vendor. Thereafter, the purchaser shall have the right to execute and deliver any deeds, stock transfers, assignments, releases and other documents as may, in the reasonable opinion of the purchaser, be necessary or desirable to complete the transaction. If payment of the purchase price is so deposited, then from and after the date of deposit, notwithstanding that certificates or instruments evidencing the Shares, Convertible Securities and/or other securities may not have been delivered to the purchaser:

     (a) the purchase shall be deemed to have been fully completed and the records of the Corporation may be amended accordingly;

     (b) all right, title, benefit and interest, both at law and in equity, in and to the subject Shares, Convertible Securities and/or other securities shall be conclusively deemed to have been transferred and assigned to and become vested in the purchaser; and

     (c) all right, title, benefit and interest of the vendor and of any other Person (other than the purchaser) having any interest in the subject Shares, Convertible Securities and/or other securities, legal or equitable, in any capacity whatsoever, shall cease.

8.4 PURCHASER APPOINTED AS ATTORNEY

     Each Shareholder hereby appoints, on the terms set forth in Section 11.2, in case the Shareholder is a vendor of Shares, Convertible Securities and/or other securities under this Agreement who fails to do anything duly required in connection with a sale by that vendor, each other Shareholder who may from time to time be a purchaser of any such Shares, Convertible Securities and/or other securities, as the vendor's attorney, with full power of substitution, in the name of the vendor but on behalf of and at the expense of the purchaser, to execute and deliver all deeds, transfers, assignments and assurances necessary to effectively Transfer the interest being sold to the purchaser or its nominees.

8.5 TAXES

     At the time of the sale, the vendor shall provide to the purchaser either:

     (a) a statutory declaration that the vendor is not a non-resident of Canada for purposes of the Income Tax Act (Canada); or

     (b) a certificate from Canada Revenue Agency under Section 116 of the Income Tax Act (Canada) with a certificate limit at least equal to the proceeds payable to such vendor,

provided that if the vendor delivers no declaration or certificate, the purchaser shall be entitled to deduct from the purchase price payable to the vendor an amount equal to the amount of tax for which the purchaser may be liable under the Income Tax Act (Canada) (or any applicable comparable legislation).

8.6 DELIVERIES ON CLOSING

     If, after completion of the transaction of purchase and sale, the vendor will not own any Shares or other securities of the Corporation, the vendor shall deliver or cause its nominees to deliver, at the time of completion of the sale, a written resignation from all positions on the Board of Directors and from any offices and employment with the Corporation, as reasonably requested by the Corporation.

8.7 GOVERNMENTAL APPROVALS

     If any Governmental Approval is required in respect of a purchase of Shares, Convertible Securities and/or other securities of the Corporation by a Third Party under any provision of this Agreement, then, notwithstanding anything contained in this Agreement, the time period specified in this Agreement for the closing of such transaction shall be extended for an additional 30 Business Days to permit such Third Party to obtain the necessary Governmental Approval. Any such application for Governmental Approval shall be the sole responsibility of such Third Party who shall also be responsible for all costs and expenses incurred in connection therewith. The Other Shareholders and the Corporation shall use reasonable efforts to cooperate with such Third Party in any application for Governmental Approval and Francisco Partners shall be provided with the opportunity to provide input into and shall be consulted in respect of any submission made in respect of any such Governmental Approval.

                                    ARTICLE 9
                               SHARE CERTIFICATES

9.1 RESTRICTIVE LEGENDS

     In addition to any other legend otherwise prescribed by law or contract, for so long as this Agreement remains in effect, the certificates representing any shares of capital stock or other securities of the Corporation held by any Shareholder will bear restrictive legends in substantially the following form:

          "The securities represented by this share certificate are subject to certain restrictions with respect to the voting and the transfer of such securities set forth in a Shareholders Agreement dated as of August 16, 2007 by and among the issuer of such securities and the registered holder of this share certificate (or such holder's predecessor-in-interest) and certain others. A copy of such Shareholders Agreement is on file and may be inspected by the registered holder of this certificate at the registered office of the issuer."

                                   ARTICLE 10
                            CONFIDENTIALITY COVENANTS

10.1 CONFIDENTIALITY

     (a) No Party will, at any time or under any circumstances, without the consent of the Board of Directors, directly or indirectly communicate or disclose to any Person (other than the other Parties and employees, agents, advisors and representatives of such Party or Parties) or make use of (except in connection with its interest in the Corporation) any confidential knowledge or information howsoever acquired by such Party relating to or concerning (A) the customers, products, technology, trade secrets, systems or operations, or other confidential information regarding the property, business and affairs, of the Corporation, (B) the identity of the Shareholders party to this Agreement, and (C) this Agreement and the Other Agreements, except:

          (i) information that is or becomes generally available to the public (other than by disclosure by such Party or its employees, agents, advisors or representatives contrary to this Section);

          (ii) information that is reasonably required to be disclosed by a Party to protect its interests in connection with any valuation or legal proceeding under this Agreement;

          (iii) information that is required to be disclosed by law or by the applicable regulations or policies of any Governmental Body, regulatory agency of competent jurisdiction or any stock exchange; and

          (iv) in connection with its right to sell Shares in accordance with the provisions of this Agreement, any Party may disclose confidential information to the potential purchaser in respect of such proposed sale or transaction, provided the potential purchaser agrees to be bound by the confidentiality obligations set out in this Section 10.1, as well as a covenant of the potential purchaser not to use or allow the use for any purpose of the confidential information or notes, summaries or other material derived from the review of the confidential information, except to determine whether to purchase Shares from such Shareholder or otherwise acquire the Corporation.

     (b) Notwithstanding Section 10.1(a), Francisco Partners and any member of the Francisco Partners Group may:

          (i) disclose confidential information to members of the Francisco Partners Group provided such members have agreed to maintain the confidentiality of such information;

          (ii) disclose confidential information to Francisco Partners's advisory committee or investment committee;

          (iii) report confidential information regarding the Francisco Partners Group's investment in the Corporation, regarding the Corporation's financial statements, other financial information regarding the Corporation that the Corporation has provided to non-shareholder parties, that the Francisco Partners Group is otherwise required to report to members of the Francisco Partners Group in connection with its investment in the Corporation and as otherwise agreed between the Corporation and Francisco Partners (save and except where such use or disclosure would have a Material Adverse Effect on the Business of the Corporation); and

          (iv) any nominee of Francisco Partners on the Board of Directors or any Observer may discuss the Business of the Corporation and any Subsidiary, including confidential information, with the investment committee, officers, directors, partners, employees and advisors of the Francisco Partners Group.

     (c) Notwithstanding Section 10.1(a), Morgan Stanley and any member of the MS Investors may:

          (i) disclose confidential information to MS Affiliates provided such MS Affiliates have agreed to maintain the confidentiality of such information;

          (ii) disclose confidential information to Morgan Stanley's advisory committee or investment committee; and

          (iii) report confidential information regarding the MS Investors' investment in the Corporation, regarding the Corporation's financial statements, other financial information regarding the Corporation that the Corporation has provided to non-shareholder parties, that the MS Investors are otherwise required to report to members of the MS Investors in connection with their investment in the Corporation and as otherwise agreed between the Corporation and the MS Investors (save and except where such use or disclosure would have a Material Adverse Effect on the Business of the Corporation);

     (d) Notwithstanding Section 10.1(a), EdgeStone and any member of the EdgeStone Group may:

          (i) disclose confidential information to members of the EdgeStone Group provided such members have agreed to maintain the confidentiality of such information;

          (ii) disclose confidential information to EdgeStone's advisory committee or investment committee;

          (iii) report confidential information regarding EdgeStone's investment in the Corporation, regarding the Corporation's financial statements, other financial information regarding the Corporation that the Corporation has provided to non-shareholder parties, that EdgeStone is otherwise required to report to members of the EdgeStone Group in connection with its investment in the Corporation and as otherwise agreed between the Corporation and EdgeStone (save and except where such use or disclosure would have a Material Adverse Effect on the Business of the Corporation); and

          (iv) any nominee of EdgeStone on the Board of Directors or any Observer may discuss the Business of the Corporation and any Subsidiary, including confidential information, with the investment committee, officers, directors, partners, employees and advisors of the EdgeStone Group.

     (e) Each of the Parties acknowledges that disclosure of any confidential information regarding the Corporation in contravention of this Section
          10.1 may cause significant harm to the Corporation and the Subsidiaries and that remedies at law may be inadequate to protect against a breach of this Section. Accordingly, each of the Parties acknowledges that the Corporation is entitled, in addition to any other relief available to it, to the granting of injunctive relief without proof of actual damages or the requirement to establish the inadequacy of any of the other remedies available to it. Each of the Parties covenants not to assert any defence in proceedings regarding the granting of an injunction or specific performance based on the availability to the Corporation of any other remedy.

10.2 ACKNOWLEDGEMENT

     The covenants contained in Section 10.1 are given by the Shareholders acknowledging that each of them has specific knowledge of the affairs of the Corporation and the Subsidiaries and that the other Shareholders would not have entered into or permitted the Corporation to enter into the transactions contemplated in this Agreement or in the Other Agreements without the other Shareholders having provided such covenants.

10.3 REASONABLE OBLIGATIONS NOT EXHAUSTIVE

     Each Shareholder acknowledges that the obligations contained in this
Article 10 are not in substitution for any obligations which the Shareholder may now or hereafter owe to the Corporation, any of the Subsidiaries or any other Shareholder and which exists apart from this Article and do not replace any rights of the Corporation, any of the Subsidiaries or any Shareholder with respect to any such obligation.

     Each of the Shareholders hereby agrees that, without in any way derogating from any other covenants provided by him or it, all the restrictions in this
Article 10 are reasonable and valid and all defenses to the strict enforcement thereof by the Corporation and/or the other Shareholders are hereby waived.

10.4 SURVIVAL

     Notwithstanding any other term or provision hereof (including, without limitation, Section 7.1), the provisions of this Article 10 shall survive the termination of this Agreement.

                                   ARTICLE 11
                                     GENERAL

11.1 ALL SECURITIES SUBJECT TO AGREEMENT

     Each of the Shareholders agrees that it shall be bound by the terms of this Agreement with respect to all Shares and securities in the capital of the Corporation held by it from time to time.

11.2 TERMS OF POWER OF ATTORNEY

     If any Shareholder is deemed to appoint an attorney pursuant to Section 6.4(d) or 8.4 of this Agreement, such appointment, being coupled with an interest, is irrevocable by the Shareholder and shall not be revoked by the insolvency or bankruptcy of the Shareholder. Any such Shareholder hereby authorizes its attorney appointed pursuant to Section 6.4(d) or 8.4 to take any action necessary or advisable in connection with Section 6.4(d) or 8.4, respectively, hereby giving such attorney full power and authority to do and perform each and every act or thing whatsoever required or advisable to be done in connection with the foregoing as fully as such Shareholder might or could do so personally, and hereby ratifying and confirming all that such attorney shall lawfully do or cause to be done by virtue thereof. Any such power of attorney is not intended to be a continuing power of attorney within the meaning of and governed by the Substitute Decisions Act (Ontario), or any similar power of attorney under equivalent legislation in any of the provinces or territories of Canada (a "CPOA"). The execution of this Agreement shall not terminate any CPOA granted by a Shareholder previously and any such power of attorney shall not be terminated by the execution by a Shareholder in the future of a CPOA, and each Shareholder hereby agrees not to take any action that results in the termination of any such power of attorney.

11.3 TIME OF THE ESSENCE

     Time shall be of the essence of this Agreement and of every part hereof, and no extension or variation of this Agreement shall operate as a waiver of this provision.

11.4 FURTHER ASSURANCES

     Each of the Shareholders covenants and agrees to vote (or cause to be voted) its Shares in the capital of the Corporation, and to take all other necessary or desirable action within its control and to the extent permitted by law so as to give full effect to the provisions of this Agreement; provided that no Shareholder shall be obligated to waive any of its rights hereunder or in respect of its Shares or agree to any reduction in the stated capital of its Shares.

11.5 ARBITRATION

     Subject to Section 11.11, all disputes arising out of or in connection with this Agreement, or in respect of any legal relationship associated with or derived from this Agreement, shall be arbitrated and finally resolved pursuant to the ARBITRATION ACT, 1991 (Ontario). Such arbitration shall be conducted by a single arbitrator. The arbitrator shall be appointed by agreement between the parties or, failing agreement, such arbitrator shall be appointed in accordance with Section 10 of the ARBITRATION ACT, 1991 (Ontario). The place of arbitration shall be the City of Ottawa in the Province of Ontario. The language of the arbitration shall be English. Any notice or other document, including a notice commencing arbitration, may be served by sending it to the addressee by facsimile in accordance with Section 11.6 hereof. The decision arrived at by the arbitrator, howsoever constituted, shall be final and binding and no appeal shall lie therefrom.

11.6 NOTICES

     All notices, requests, payments, instructions or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five Business Days after dispatch), (iii) sent by a reputable, established courier service that guarantees next Business Day delivery (effective the next Business Day), or sent by air mail or by commercial express overseas air courier, with receipt acknowledged in writing by the recipient (effective upon the date of such acknowledgement), or (iv) sent by telecopier or electronic mail followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this
Section 11.6):

          if to the Corporation to:

                   Mitel Networks Corporation
                   350 Legget Drive
                   Ottawa, ON
                   K2K 2W7

                   Attention: Chief Executive Officer
                   Fax: (613) 592-7838

          With a copy to:

                   Mitel Networks Corporation
                   350 Legget Drive
                   Ottawa, ON
                   K2K 2W7

                   Attention: Chief Financial Officer, and VP Finance
                   Fax: (613) 592-7838

          And with a copy to:

                   Mitel Networks Corporation
                   350 Legget Drive
                   Ottawa, ON
                   K2K2W7

                   Attention: Senior Corporate Counsel
                   Fax: (613) 592-7813

          And with a copy to:

                   Osler, Hoskin & Harcourt LLP
                   Suite 1500
                   50 O'Connor Street
                   Ottawa, ON
                   K1P 6L2

                   Attention: J. Craig Wright
                   Fax: (613) 235-2867
                   E-mail: cwright@osler.com

          if to Francisco Partners:

                   Arsenal Holdco I, S.a.r.l. and Arsenal Holdco II, S.a.r.l. 8-10 rue Mathias Hardt
                   L-1717 Luxembourg

                   with copies to:

                   Francisco Partners II., L.P., GP, LLC
                   2882 Sand Hill Road, Suite 280
                   Menlo Park, California 94025
                   Attention: Ben Ball
                   Facsimile: (650) 233-2999
                   E-mail: ball@franciscopartners.com

                   O'Melveny & Myers LLP
                   Embarcadero Center West
                   275 Battery Street, Suite 2600
                   San Francisco, California 94111
                   Attention: Michael J. Kennedy
                   Facsimile: (415) 984-8701
                   E-mail: mkennedy@omm.com

                   Stikeman Elliott LLP
                   5300 Commerce Court West
                   199 Bay Street
                   Toronto, ON, Canada M5L 1B9
                   Attention: Curtis Cusinato
                   Facsimile: (416) 947-0866
                   E-mail: ccusinato@stikeman.com

          if to any MS Investor:

                   c/o Morgan Stanley Principal Investments, Inc.
                   1585 Broadway
                   New York, New York 10036
                   Attention:  Thomas E. Doster IV
                   Facsimile:  (212) 507-4257
                   E-mail: ted.doster@morganstanley.com

                   with a copy to:

                   McDermott Will & Emery LLP
                   340 Madison Avenue
                   New York, New York 10173
                   Attention:  Stephen E. Older
                                Seth T. Goldsamt
                   Facsimile:  (212) 547-5444
                   E-mail:  solder@mwe.com
                   E-Mail:  sgoldsamt@mwe.com

          if to Matthews, CTJL or WCC:

                   c/o Wesley Clover Corporation
                   555 Leggett Drive
                   Tower B, Suite 534
                   Ottawa, Ontario  K2K 2X3

                   Attn: Dr. T.H. Matthews and Jose Medeiros
                   Fax: (613) 271-9810

                   And with a copy to:
                   ------------------

                   Borden Ladner Gervais LLP
                   World Exchange Plaza
                   100 Queen Street
                   Suite 1100
                   Ottawa, ON K1P 1J9

                   Attention: Jeremy Farr
                   Fax: (613) 230-8842
                   E-mail: jfarr@blgcanada.com

          if to EdgeStone:

                   EdgeStone Capital Equity Fund II Nominee, Inc.
                   130 King Street West
                   Suite 600
                   Toronto, Ontario
                   M5X 1A6

                   Attention:  Guthrie Stewart and Sandra Cowan
                   Fax: (416) 860-9838
                   Fax: (416) 860-9838

          if to PTIC:

                   Power Technology Investment Corporation
                   751, Square Victoria
                   Montreal, Quebec H2Y 2J3

                   Attn: Mr. Peter Kruyt
                   Fax: (514) 286-7464

11.7 WAIVERS, AMENDMENTS

     Except as otherwise expressly provided in this Agreement and without limiting the applicability of the following sentence, no amendment or waiver of this Agreement shall be binding on a Party unless executed in writing by the Party to be bound thereby. Any amendment or waiver of this Agreement or any provision thereof shall be binding on all Parties, and each Party shall sign an instrument evidencing same, if such amendment or waiver has been consented to in writing (whether signed in one or more counterparts) by the Corporation and an Investors Majority; provided, however, that in the event of an amendment or waiver affecting any Shareholder in a manner that is materially and adversely disproportionate from the manner in which such amendment or waiver affects any other Shareholder or group of Shareholders, the waiver and amendment shall require the consent in writing of each such Shareholder who is disproportionately affected; provided, further, however, that any amendment or waiver of this

Section 11.7 shall require the consent in writing of each Shareholder. Except as otherwise expressly provided in this Agreement, no waiver of any provision of this Agreement shall constitute or be deemed to constitute a waiver of any other provision nor shall any such waiver constitute a continuing waiver.

11.8 COUNTERPARTS

     This agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument. Each Party agrees that the delivery of this Agreement by facsimile shall have the same force and effect as delivery of original signatures.

11.9 SUCCESSORS AND ASSIGNS

     Except as otherwise specifically permitted herein, neither this Agreement nor any of the rights of any of the Shareholders may be assigned without the prior written consent of the other parties to this Agreement. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, other personal representatives, successors and permitted assigns and transferees of Shares or Convertible Securities.

11.10 APPLICATION OF THIS AGREEMENT

     The terms of this Agreement shall apply mutatis mutandis to any securities of the Corporation resulting from the conversion, reclassification, redesignation, subdivision or consolidation or other change of the Shares.

11.11 EQUITABLE RELIEF

     Each of the parties acknowledges that any breach by such Party of his, her, or its obligations under this Agreement would cause substantial and irreparable damage to one or more of the other parties and that money damages would be an inadequate remedy therefor. Accordingly, each Party agrees that the other parties or any of them will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

               THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

     IN WITNESS WHEREOF, each of the parties has executed this Shareholders Agreement on and as of the date first above written.

          MITEL NETWORKS CORPORATION

          By:
              -----------------------------
               Name:
              Title:


          ARSENAL HOLDCO I, SARL

          By:
              -----------------------------
               Name:
              Title:


          ARSENAL HOLDCO II, SARL

          By:
              -----------------------------
               Name:
              Title:


          MORGAN STANLEY PRINCIPAL INVESTMENTS, INC.

          By:
              -----------------------------
               Name:
              Title:


          WESLEY CLOVER CORPORATION

          By:
              -----------------------------
               Name:
              Title:

          CELTIC TECH JET LIMITED

          By:
              -----------------------------
               Name:
              Title:


          TERENCE H. MATTHEWS


          ---------------------------------


          POWER TECHNOLOGY INVESTMENT CORPORATION

          By:
              -----------------------------
               Name:
              Title:


          EDGESTONE CAPITAL EQUITY FUND II-B GP, INC., AS AGENT FOR EDGESTONE CAPITAL EQUITY FUND II-A, L.P. AND ITS PARALLEL INVESTORS

          By:
              -----------------------------
               Name:
              Title:


          EDGESTONE CAPITAL EQUITY FUND II NOMINEE, INC., AS NOMINEE FOR EDGESTONE CAPITAL EQUITY FUND II-A, L.P. AND ITS PARALLEL INVESTORS

          By:
              -----------------------------
               Name:
              Title:

          FRANCISCO PARTNERS II (CAYMAN), L.P., AS CONTROLLING SHAREHOLDER FOR ARSENAL HOLDCO I, S.A.R.L.

          By: FRANCISCO PARTNERS GP II (CAYMAN), L.P.
              its General Partner

          By: FRANCISCO PARTNERS GP II MANAGEMENT (CAYMAN) LIMITED
              its General Partner

          By:
              -----------------------------
               Name:
              Title: Director

                                   APPENDIX 1

                                   DEFINITIONS

"2006 EQUITY COMPENSATION PLAN" means the Corporation's equity compensation plan approved by the shareholders on September 7, 2006;

"ACCEPTANCE NOTICE" has the meaning set out in Section 6.2(a);

"ACCEPTANCE PERIOD" has the meaning set out in Section 6.1;

"ACCEPTING SHAREHOLDERS" has the meaning set out in Section 6.4(a);

"AFFILIATE" of a Person means any Person that would be deemed to be an "affiliated entity" of such first-mentioned Person under National Instrument 45-106 promulgated under the SECURITIES ACT (Ontario) as it exists on the date of this Agreement;

"AGREEMENT" means this Shareholders Agreement, including all Appendices and Schedules hereto and any amendments or restatements hereof;

"ARM'S LENGTH" has the meaning ascribed to such term for the purposes of the INCOME TAX ACT (Canada);

"ARTICLES OF AMENDMENT" means the articles of amendment of the Corporation creating the Class 1 Shares attached as Schedule B hereto;

"AS-IF CONVERTED TO COMMON SHARES BASIS" means, at any time and from time to time, assuming the conversion or exchange of all outstanding Class 1 Shares and all other securities of the Corporation exercisable, convertible or exchangeable into Common Shares which are fully-vested and exercisable, convertible or exchangeable on the date of the calculation at the respective conversion rate or conversion prices or exchange rates, as the case may be, applicable at such time; provided, however, that any warrants to acquire Common Shares held by Francisco Partners or any member of the FP Group shall not be included in any calculation of the as if converted to Common Shares basis;

"ASSOCIATE" has the meaning ascribed thereto in the Canada Business Corporations Act;

"ASSUMPTION AGREEMENT" means the assumption agreement substantially in the form attached hereto as Schedule C;

"AUDIT COMMITTEE" has the meaning set out in Section 2.5;

"BOARD OF DIRECTORS" means the Board of Directors of the Corporation;

"BUSINESS" means the business of developing, selling, licensing, distributing, servicing and maintaining, as applicable, enterprise and customer premises business communications solutions and services, including advanced voice over internet protocol, video and data communications platforms, desktop phones, Internet appliances and client and server software applications and code (including applications for customer relationship management and mobility, messaging and multimedia collaboration) and the business of InterTel (Delaware), Incorporated and its subsidiaries;

"BUSINESS DAY" means any day, other than a Saturday or Sunday, on which chartered banks in Ottawa, Ontario and San Francisco, California are open for commercial banking business during normal banking hours;

"CHANGE OF CONTROL EVENT" shall have the meaning set forth in the Articles of Amendment.

"CLASS 1 SHARES" means the Class 1 Convertible Preferred Shares in the capital of the Corporation, including the Class 1 Convertible Preferred Shares currently issued and any Class 1 Convertible Preferred Shares that may be issued after the date hereof;

"COLLATERAL BENEFIT" means any agreement, commitment or understanding with a Shareholder that has the effect of providing to that Shareholder (or anyone acting not at arm's length to that Shareholder), directly or indirectly, consideration of greater value than that offered to other Shareholders, excluding consideration paid or to be paid to a Shareholder (or anyone not at arm's length with a Shareholder) for goods and/or services rendered or provided or to be rendered or provided by that Shareholder (or anyone not at arm's length with that Shareholder) where the amount of such consideration is not more than that which would be negotiated between arm's length parties on market terms, provided, for greater certainty, that any payment in favor of the holders of the Class 1 Shares in accordance with the Articles of Amendment shall be deemed not to constitute a Collateral Benefit;

"COMMON SHARES" means the common shares in the capital of the Corporation, including the Common Shares currently issued and any Common Shares that may be issued after the date hereof;

"COMPENSATION COMMITTEE" has the meaning set out in Section 2.5;

"CONTROL" means, with respect to any Person at any time,

          (a) holding, as owner or other beneficiary, other than solely as the beneficiary of an unrealized security interest, directly or indirectly through one or more intermediaries: (A) more than 50% of the voting securities of that Person; or (B) securities of that Person carrying votes sufficient to elect or appoint the majority of individuals who are responsible for the supervision or management of that Person; or

          (b) the exercise of DE FACTO control of that Person whether direct or indirect and whether through the ownership of securities, by contract or trust or otherwise;

and the terms "CONTROLS", "CONTROLLING" and "CONTROLLED" have corresponding meanings;

"CONTROLLED SHAREHOLDER" means any Shareholder that is Controlled by a Controlling Shareholder who is a party to this Agreement;

"CONTROLLING SHAREHOLDER" means any Person who is party to this Agreement and who Controls a Shareholder (and shall, for greater certainty, include Matthews as the Controlling Shareholder of the Matthews Group);

"CONVERSION VALUE" has the meaning set forth in the Articles of Amendment;

"CONVERTIBLE SECURITY" means any option, warrant, right or other security, other than the Class 1 Shares, which entitles the holder to acquire from the issuer thereof another security or to convert, exchange or exercise such security into another security in the capital of such issuer;

"CREDIT AGREEMENT DEBT" has the meaning set out in Appendix 2;

"DEBT OBLIGATIONS" has the meaning set out in Appendix 2;

"DRAG-ALONG OFFER" has the meaning set out in Section 6.4(a);

"EDGESTONE GROUP" means

     (a)  any Affiliate of EdgeStone;

     (b) any other Person, provided that EdgeStone or any Affiliate thereof has the exclusive right to exercise all rights of EdgeStone transferred hereunder on behalf of such Person;

     (c) any Person whose funds are managed by EdgeStone or an Affiliate of EdgeStone;

     (d) EdgeStone Capital Equity Fund II-A, L.P. and /or any Person which agrees to invest with it on a parallel or co-investment basis (and the respective partners thereof, if any) in the manner contemplated in the constating documents of EdgeStone Capital Equity Fund II-A, L.P. or EdgeStone Capital Equity Fund II-B, L.P.; and

     (e) upon the termination or dissolution of any limited partnership or other entity that is a limited, special or general partner of EdgeStone, the beneficial holders of interests of such limited, special or general partner.

"FORCED SHAREHOLDERS" has the meaning set out in Section 6.4(a);

"FRANCISCO PARTNERS GROUP" means:

     (a)  Francisco Partners;

     (b) limited, special and general partners of Francisco Partners and Francisco Partners II, L.P.,and any Person to which Francisco Partners II, L.P. shall transfer all or substantially all of its assets;

     (c) all Affiliates, employees and consultants of Francisco Partners and/or Francisco Partners II, L.P.;

     (d) any other Person, provided that Francisco Partners or any Affiliate thereof has the exclusive right to exercise all rights of Francisco Partners transferred hereunder on behalf of such Person;

     (e) any Person whose funds are managed by Francisco Partners or an Affiliate of Francisco Partners and/or Francisco Partners II, L.P.; and

     (f) upon the termination or dissolution of any limited partnership or other entity that is a Person referred to in clause (b) of this definition, (A) the beneficial holders of interests in such Person, and (B) any other Person referred to in clause (b) of this definition, whether or not, in either case, an Affiliate described in clause (c) of this definition has the exclusive right to exercise the rights of Francisco Partners transferred hereunder on behalf of such beneficial holder or Persons;

"FRANCISCO PARTNERS NOMINEES" has the meaning set forth in Section 2.2;

"GOVERNMENTAL APPROVAL" means the consent of any Governmental Body which may be required at any time and from time to time to ensure that the purchase of all or any part of the Shares and/or other securities of the Corporation held by a Shareholder is not in contravention of any law, regulation or published policy of, or administered by, such Governmental Body or which may be required in order to ensure that, notwithstanding the purchase of such shares of all or any part of the Shares or other securities held by the Shareholders, the holding or continued holding by the Corporation or any Subsidiary of any franchise, license, permit or other permission or authority required to carry on its respective business is unaffected;

"GOVERNMENTAL BODY" means any body of a state or government, any international body or body assembling several states or provinces, any body, board, commission, office or other authority, instituted or constituted by a state or a government, by a law or otherwise, any public or private body, board, commission, office exercising governmental or quasi-governmental functions or regulatory or autoregulatory functions on behalf of a state or another governmental body or otherwise having jurisdiction, as well as any body, office, commission, board, arbitration or judicial tribunal, quasi-judicial or administrative tribunal, either national, provincial or governmental, foreign or international, as well as any court or common law tribunal;

"INITIAL PUBLIC OFFERING" shall have the meaning set forth in Article 1 of the Registration Rights Agreement;

"INVESTORS MAJORITY" means Francisco Partners (in which such case unanimous consent provided by the Francisco Partners Nominees shall conclusively be deemed an Investors Majority); provided, however, if the Francisco Partners Group holds less than 30% of the outstanding Class 1 Shares, Investors Majority shall mean the holders of not less than 50% of the outstanding Class 1 Shares;

"LIEN" means any and all liens, claims, mortgages, hypothecs, security interests, charges, encumbrances, and restrictions on transfer of any kind, except, in the case of references to securities, any of the same arising under applicable corporate or securities laws solely by reason of the fact that such securities were issued pursuant to exemptions from registration or prospectus requirements under such securities laws or otherwise arising pursuant to this Agreement, the Subscription Agreement, Articles or the Registration Rights Agreement;

"MARKETABLE SECURITIES" means equity securities of an issuer which are listed on an established nationally recognized exchange in Canada or the United States, which: (i) do not represent in excess of 10% of the relevant issuer's outstanding securities of the same class or a class into which such securities are immediately convertible or exchangeable without cost to the holder; (ii) have a Public Float of at least US$150 million; (iii) have had average daily trading volumes for the 10 trading days prior to distribution of at least US$5,000,000; and (iv) are not subject to any statutory, regulatory, contractual or other hold period or resale restriction other than a restriction requiring the filing of a notice only (without requiring any approval);

"MATERIAL ADVERSE EFFECT" means, with reference to the Corporation or any of the Subsidiaries, a material adverse effect on the condition (financial or otherwise), operations, business, assets, or prospects of the Corporation and the Subsidiaries taken as a whole;

"MATTHEWS GROUP" means

     (a) Dr. Terence H. Matthews, his spouse or former spouse, any lineal descendant of Dr. Terence H. Matthews, any spouse or former spouse of any such lineal descendant, and their respective legal personal representatives;

     (b) the trustee or trustees of any trust (including without limitation a testamentary trust) for the exclusive benefit of any one or more members of the Matthews Group;

     (c) any corporation all of the issued and outstanding shares of which are beneficially owned by any one or more members of the Matthews Group;

     (d) any partnership all of the partnership interests in which are beneficially owned by any one or more members of the Matthews Group; and

     (e) any charitable foundation Controlled by any one or more members of the Matthews Group,

     and, for this purpose, a trustee or trustees referred to in clause (b) above shall be deemed to beneficially own any shares or partnership interests held by them.

"MS AFFILIATE" shall mean any affiliate of any MS Investor. For the purposes of this definition "affiliate" means any Person that would be deemed an "affiliate" under Rule 405 under the U.S. Securities Act of 1933, as amended.

"NEW SECURITIES" shall mean any Shares or other equity or debt securities of the Corporation or any Subsidiary, whether now authorized or not, and includes any Convertible Securities, but excludes (i) any debt or equity securities of the Corporation or any Subsidiary issued solely to a wholly-owned Subsidiary, and
(ii) debt securities constituting capitalized leases or purchase money indebtedness associated with the acquisition of equipment;

"OBSERVER" has the meaning set out in Section 2.7;

"OFFEROR'S SECURITIES" has the meaning set out in Section 6.1(c);

"OTHER AGREEMENTS" means the Registration Rights Agreement, and with respect to the Investors, the Subscription Agreement and all of the agreements, instruments, certificates, and other documents executed and delivered by or on behalf of the Corporation or the Investors or any of their respective Affiliates at the Closing Time (as defined in the Subscription Agreement) or otherwise in connection with the Subscription Agreement and the transactions contemplated herein or therein;

"PARTY" or "PARTIES" means one or more of the Corporation, the Shareholders and any other Person who becomes a party to this Agreement by virtue of a Transfer of Shares or Convertible Securities or otherwise;

"PERMITTED ADDITIONAL SECURITIES" means:

     (a) any Common Shares issued or issuable upon conversion of any Class 1 Shares currently outstanding or that may hereafter be issued and approved in accordance with the provisions of Section 2.8;

     (b) any option to purchase Common Shares granted under the 2006 Equity Compensation Plan, the Stock Option Plan and/or Common Shares allotted for issuance, issued or issuable pursuant to the 2006 Equity Compensation Plan, the Stock Option Plan, and any Common Shares or Convertible Securities allotted for issuance, issued or issuable to employees, officers, directors or consultants of the Corporation in accordance with any other stock option plan, stock purchase plan or other stock compensation program of the Corporation approved by the Board of Directors; provided, however, that any Common Shares issued upon the exercise of any such options, together with any Common Shares or Convertible Securities allocated for issuance, issued or issuable, shall not exceed 12.5% of the Common Shares outstanding (calculated on an as-if converted into Common Shares basis) immediately following the Closing Time (as defined in the Subscription Agreement);

     (c)  any equity securities issued pursuant to a Qualified IPO;

     (d) any Common Shares or Convertible Securities issued in connection with an acquisition of assets or a business; provided, that: (i) the cost of such acquisition is less than US$10,000,000; (ii) any such transaction is approved by the Board of Directors; (iii) the maximum aggregate number of Common Shares (including Common Shares issuable on the conversion or exercise of Convertible Securities) that may be issued pursuant to this clause (d) shall not exceed one percent (1%) of the aggregate number of Common Shares issued and outstanding immediately following the Closing Time (as defined in the Subscription Agreement), subject to appropriate adjustments for stock dividends, stock splits, stock consolidations, capital reorganizations and the like occurring after the date hereof, all calculated on an as-if converted to Common Shares basis; and (iv) the implied issue price of any such Common Shares or Convertible Securities shall exceed the Conversion Value of the Class 1 Shares calculated on an as-if converted to Common Shares basis, in each case expressed on a per share basis;

     (e) any issuance of Common Shares pursuant to the exercise of any warrants set forth on Schedule A on the date hereof and in the form as in effect on the date hereof;

     (f) any equity securities issued to bona fide consultants or professional advisors of the Corporation as part of the consideration for services received by the

          Corporation from such consultants or professional advisors, so long as such issuances in the aggregate do not exceed 0.25% of the Common Shares issued and outstanding at the Closing Time (as defined in the Subscription Agreement), all calculated on an as-if converted into Common Shares basis; and

     (g) any Common Shares or Convertible Securities issued to or in connection with any of the following (i) licensors of technology of the Corporation, (ii) lending or leasing institutions in connection with obtaining debt financing, or (iii) any other technology licensing, equipment leasing or other non equity interim financing transaction; provided that: (A) any such transaction or transactions approved by the Board of Directors; and (B) the maximum aggregate number of Common Shares (including Common Shares issuable on the conversion or exercise of Convertible Securities) that may be issued pursuant to all transactions contemplated by this clause (i) shall not exceed 1% of the aggregate number of Common Shares issued and outstanding on the date hereof, all calculated on an as-if-converted to Common Shares basis.

     (h) any equity securities issued in respect of subdivisions, consolidations, stock dividends or capital reorganizations approved in accordance with Section 2.8;

"PERMITTED TRANSFEREE" of any Person means:

     (a) in the case of a Person who is a natural person: (A) the spouse of such Person; (B) any lineal descendant of such Person or a spouse of any such descendant; (C) a trust (including, without limitation, a testamentary trust) solely for the benefit of one or more of such Person, the spouse of such Person or any lineal descendant of such Person or a spouse of any such descendant; (D) any self-directed registered retirement savings plan controlled by such Person; or (E) a corporation of which all of the outstanding shares of each class of shares of such corporation are beneficially owned, or in the case of Matthews (if Matthews hereafter becomes a direct Shareholder) Controlled, directly or indirectly, in any manner (including, without limitation, through intermediary corporations or trusts), by one or more of such Person, the spouse of such Person, any lineal descendant of such Person or a spouse of any such descendant or such trust; and includes the legal personal representative(s) of such Person or any Person referred to in (A);

     (b) in the case of a corporation or a limited liability company: (A) any shareholder of such corporation or member of such limited liability company, as applicable, if such shareholder or member either alone or together with one or more Permitted Transferees of such shareholder or member beneficially owns, or in the case of Matthews (if Matthews hereafter becomes a direct Shareholder) Controlled, directly or indirectly, in any manner (including, without limitation, through intermediary corporations or trusts), all of the outstanding shares of each class of shares in the capital of such corporation or membership interests of such limited liability company; (B) any Permitted Transferee of such shareholder or member; or (C) an Affiliate, all of the shares of which are owned by such corporation and/or any Permitted Transferee (other than under this subclause (b)) of such corporation;

     (c) in the case of a Person which is a trustee: (A) any beneficiary of such trust; (B) another trustee, provided that the class of beneficiaries is limited to Permitted Transferees of the beneficiaries of the original trust; or (C) any Permitted Transferee of such beneficiary;

     (d) in the case of a Person which is an estate of a deceased Person, a Permitted Transferee of such deceased person determined pursuant to this definition as if such Person were not deceased or a legal personal representative of such Person holding on behalf of such Permitted Transferees;

     (e) in the case of a partnership, any partner of the partnership if all of the partnership interests are beneficially held by such partner either alone or together with one or more Permitted Transferees of such partner;

     (f) in the case of any member of the Matthews Group, includes any other member of the Matthews Group and (i) up to 3,000,000 common shares to Donald Smith, (ii) up to 1,000,000 common shares to Paul Butcher,
          (iii) up to 900,000 common shares to Peter Charbonneau and (iv) up to 200,000 common shares to Mary Mills;

     (g) in the case of Francisco Partners, any member of the Francisco Partners Group;

     (h)  in the case of the MS Investors, any MS Affiliate; and

     (i)  in the case of EdgeStone, any member of the EdgeStone Group.

"PERSON" includes any individual, corporation, limited liability company, Governmental Body, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural Person in his capacity as trustee, executor, administrator, or other legal representative;

"PRE-EMPTIVE RIGHT ACCEPTANCE NOTICE" has the meaning set out in Section 4.1(b).

"PRE-EMPTIVE RIGHT NOTICE" has the meaning set out in Section 4.1(a);

"PRO RATA SHARE" in respect of a given Shareholder, means that Shareholder's or other Person's proportionate share of all outstanding Shares held by all Shareholders or other Persons (calculated on an as-if converted to Common Shares basis);

"PUBLIC FLOAT" means, in respect of a class of securities, the market value of the securities of such class, excluding securities that are beneficially owned, directly or indirectly, or over which control or direction is exercised by persons or companies that alone or together with their respective Associates and Affiliates, beneficially own or exercise control or direction over more than 10% of the issued and outstanding securities of such class, provided that securities that would be excluded because a portfolio manager of a pension fund, mutual fund or non-redeemable investment fund exercises control or direction over them need only be excluded if the portfolio manager is an Affiliate of the issuer of those securities;

"QUALIFIED IPO" has the meaning set forth in the Articles of Amendment;

"QUALIFYING OFFER" has the meaning set forth in Section 6.4(a);

"REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement entered into between the Corporation, the Investors and the Existing Shareholders on the date hereof;

"SHARES" means, collectively, the Common Shares and the Class 1 Shares;

"SHAREHOLDERS" has the meaning set out in the recital and includes such other Persons who may becomes a party to this Agreement as a shareholder of the Corporation, and "SHAREHOLDER" means each of such Persons individually;

"STOCK OPTION PLAN" means the stock option plan or plans of the Corporation, as amended from time to time in accordance with the provisions of this Agreement;

"SUBSCRIPTION AGREEMENT" has the meaning set out in the Recitals to this Agreement;

"SUBSIDIARY" means: (i) any corporation, at least a majority of whose outstanding Voting Shares is owned, directly or indirectly, by the Corporation or by one or more of its subsidiaries, or by the Corporation and by one or more of its subsidiaries; (ii) any general partnership, at least a majority of whose outstanding partnership interests shall at the time be owned by the Corporation, or by one or more of its subsidiaries, or by the Corporation and one or more of its subsidiaries; (iii) any limited partnership of which the Corporation or any of its subsidiaries is a general partner; and (iv) any limited liability company of which the Corporation or any of its subsidiaries is a managing member;

"THIRD PARTY" has the meaning set out in Section 6.4(a);

"THIRD PARTY OFFER" has the meaning set out in Section 6.4;

"THIRD PARTY OFFEROR" has the meaning as set out in Section 6.1;

"TR VALUE" has the meaning set out in the Articles of Amendment;

"TRANSFER" (whether used as a noun or a verb) refers to any sale, pledge, assignment, encumbrance, gift, or other disposition or transfer of Shares or Convertible Securities, or any legal or beneficial interest therein, including any tender or transfer in connection with any merger, recapitalization, reclassification, or tender or exchange offer (for all or any part of the Corporation's equity securities), whether or not the Person making any such Transfer votes for or against any transaction involving any such Transfer, and includes any agreement to effect any such transaction; "TRANSFER NOTICE" has the meaning set out in Section 6.1;

"TRANSFERRING SHAREHOLDER" has the meaning set out in Section 6.1; and

"VOTING SHARES" means shares, interests, participations or other equivalents in the equity interests (however designated), including Class 1 Shares, of a Person having ordinary voting power for the election of the majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of contingency.

                                   APPENDIX 2

                  MATTERS REQUIRING INVESTORS MAJORITY APPROVAL

     (a) amend the Corporation's articles, by-laws or other constating documents or make, amend, revoke, replace or supersede or repeal any by-law, including, without limitation, altering or changing the rights, privileges or preferences of the Class 1 Shares in the capital of the Corporation or creating any class or series of preferred shares ranking in priority to or pari passu with the Class 1 Shares in the capital of the Corporation;

     (b) issue any New Securities or any equity securities or rights, options or warrants to purchase equity securities of any Subsidiary, other than Permitted Additional Securities and other than equity securities of a Subsidiary issued to the Corporation;

     (c) grant, or acquiesce to the assertion of, any price protection, anti-dilution or similar rights with respect to any outstanding securities of the Corporation or any Subsidiary or any securities of the Corporation or any Subsidiary that may hereafter be issued (except for such rights as are applicable to the Class 1 Shares in accordance with the respective terms thereof set forth in the Articles of Amendment);

     (d) redeem, purchase for cancellation or otherwise retire or pay off any Shares or other equity securities of the Corporation, other than: (i) in accordance with the Articles of Amendment; (ii) upon the termination of a shareholder's employment or service to the Corporation or its affiliates, in accordance with pre-existing contractual arrangements; or (iii) pursuant to this Agreement;

     (e) declare or pay any dividends or make any distribution or return of capital other than pursuant to clause (d) above, whether in cash, in stock or in specie, on any Shares or other equity securities;

     (f) incur, create, assume, guarantee, become liable for or have outstanding any borrowing or funded indebtedness (collectively, "Debt Obligations"), other than obligations under (i) the First and Second Lien Credit Agreements by and between the Corporation, Mitel Networks, Inc., Mitel US Holdings, Inc., Arsenal Acquisition Corporation, Inter-Tel, the various lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., and Morgan Stanley Senior Funding (Nova Scotia) Co., dated as of August 16, 2007 (the "CREDIT AGREEMENT DEBT"), (ii) the Corporation's capital leases in effect on the date hereof, (iii) InterTel (Delaware), Incorporated and its subsidiaries' recourse guarantee program for the leasing business of InterTel (Delaware), Incorporated and its subsidiaries made in the ordinary course of business, and (iv) other Debt Obligations (subject to compliance with the provisions of the Credit Agreements referred to in subclause (i) above) in an aggregate principal amount not in excess of $30,000,000;

     (g) make any material change in the Business (including, without limitation, the purchase, establishment or acquisition in any manner of a material new business undertaking), cause the cessation of the Business, or conduct any business unrelated to the Business;

     (h) create or acquire, or dispose of any material interest in or otherwise cease to Control, any material Subsidiary, or (i) make any business acquisition, acquisition of assets or any investment, or (ii) enter into any joint venture, co-tenancy, partnership or similar arrangement in the case of (i) or (ii) above involving more than US$10,000,000.00 (inclusive of any assumed indebtedness or other liabilities or obligations);

     (i)  approve any changes in the size of the Board of Directors;

     (j) make a loan to or enter into or amend any transaction with a director or officer or their affiliates and Associates or any Shareholders or Controlling Shareholder or their affiliates and Associates of the Corporation not in the ordinary course of business;

     (k) agree to: (i) a Change of Control Event in which the Corporation is a party, or (ii) amalgamate, merge or effect an arrangement or other corporate reorganization with or into any other corporation, except, in the case of either (i) or (ii), pursuant to either a Qualifying Offer or a short-form amalgamation with a wholly-owned subsidiary;

     (l) take or institute any proceedings for its winding-up, reorganization or dissolution or any other transaction or scheme out of the ordinary course of the Business including any proceedings under the BANKRUPTCY AND INSOLVENCY ACT (Canada), the COMPANIES CREDITORS ARRANGEMENT ACT (Canada) or any analogous legislation, or otherwise distribute the assets of the Corporation to its shareholders.

                                   SCHEDULE A

                              CAPITALIZATION TABLE



                                 [INSERT TABLE]

                                   SCHEDULE B

                              ARTICLES OF AMENDMENT

                                   SCHEDULE C

                              ASSUMPTION AGREEMENT

     (A) TO: All of the parties now bound by the shareholders' agreement (the "SHAREHOLDERS' AGREEMENT") made ________, 2007 among Mitel Networks Corporation (the "CORPORATION"), and certain of its shareholders.

          (A) ALL CAPITALIZED TERMS USED IN THIS INSTRUMENT AND DEFINED IN THE SHAREHOLDERS' AGREEMENT ARE INTENDED TO HAVE THE MEANING ASCRIBED THERETO IN THE SHAREHOLDERS' AGREEMENT.

WHEREAS:

A. Pursuant to the terms of the Shareholders' Agreement, there can be no Transfer or issuance of any Shares or securities in the capital of the Corporation except in certain circumstances and, in certain of such circumstances, subject to the requirement that the acquiror of such Shares and/or securities first enters into this instrument;

B. o (the "ACQUIROR") proposes to acquire [PARTICULARS OF SHARES AND/OR SECURITIES] (the "ACQUIRED INTERESTS") in the Corporation (the "ISSUER");

C. The Acquiror has agreed to observe and be bound by the terms of the Shareholders' Agreement so that the provisions thereof will govern the rights and obligations among the Shareholders (including the Acquiror);


     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby irrevocably acknowledged, the Acquiror, intending to be legally bound hereby, hereby covenants and agrees as follows:

The Acquiror acknowledges receipt of a copy of the Shareholders' Agreement.

The Acquiror covenants and agrees that the Acquiror shall be bound by all of the provisions of the Shareholders' Agreement as if the Acquiror had been an original party thereto [WHERE ANY OF THE ACQUIRED INTERESTS ARE BEING ACQUIRED BY A TRANSFER, RATHER THAN AN ISSUANCE FROM TREASURY, THE WORDS "TO THE SAME EXTENT AS THE PERSON(S) TRANSFERRING THE ACQUIRED INTERESTS" SHALL BE INSERTED].

The Acquiror hereby represents and warrants that:

     (b) the Acquired Interests are or will be owned by the Acquiror free and clear of all Liens whatsoever and, except as provided in the Shareholders' Agreement, no Person has or will have any agreement or option or right capable of becoming an agreement for the purchase of any such Acquired Interests;

     (c) the Acquiror has the capacity to enter into and perform its obligations under this instrument and the Shareholders' Agreement;

     (d) if the Acquiror is a corporation, it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the corporate power and capacity to own its assets and to enter into and perform its obligations under and give full effect to this instrument and the Shareholders' Agreement;

     (e) if the Acquiror is a trust, partnership or joint venture, it is duly constituted under the laws which govern it and has the power to own its assets and to enter into and perform its obligations under and give full effect to this instrument and the Shareholders' Agreement;

     (f) this instrument has been duly authorized by the Acquiror and has been duly executed and delivered by the Acquiror and constitutes a valid and binding obligation enforceable in accordance with its terms, subject to the qualification that enforcement may be limited by bankruptcy, insolvency or other laws generally affecting the rights of creditors and subject to the availability of equitable remedies being in the discretion of a court of competent jurisdiction; and

     (g) the execution, delivery and performance of this instrument does not and will not contravene the provisions of the articles, by-laws, constating documents or other organization documents or the documents by which the Acquiror was created or established, if the Acquiror is a corporation, trust, partnership or joint venture, or the provisions of any indenture, agreement or other instrument to which the Acquiror is a party or by which the Acquiror may be bound.

The Acquiror covenants and agrees to take all such steps, execute all such documents and do all such acts and things as may be necessary to give full effect to this instrument and to implement to their full extent the provisions hereof.

This instrument shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without reference to conflicts of law rules.

     This instrument shall be binding upon the Acquiror and the heirs, executors, administrators, successors, permitted assigns and legal representatives of the Acquiror.

     DATED this _____ day of _________________,                           .

                                     -------------------------------------------
                                     [ ] - Acquiror

                                     Address for Notice:
                                     -------------------------------------------

                                     -------------------------------------------

                                     -------------------------------------------
                                     FAX:
                                               ---------------------------------
                                     E-MAIL:
                                               ---------------------------------

                                   Schedule C

[In addition, where the Acquiror is a nominee, holding company or an analogous Person, the Persons directly or indirectly Controlling the Acquiror shall enter into the following:]

     (A)  SUPPLEMENTARY ASSUMPTION AGREEMENT

     (B) TO: All of the parties now bound by the Shareholders' Agreement (as such term is defined in the above Assumption Agreement)

          (A) THIS SUPPLEMENTAL ASSUMPTION AGREEMENT IS INTENDED TO FORM A PART OF THE ABOVE ASSUMPTION AGREEMENT AND ALL CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS INSTRUMENT ARE INTENDED TO BE DEFINED IN THE SAME MANNER AS IN THE ABOVE ASSUMPTION AGREEMENT.

     IN CONSIDERATION of the issuance or approval of Transfer of the Acquired Interests to the Acquiror, and for other good and valuable consideration (the receipt and sufficiency of which are being acknowledged), the undersigned, represent, warrant, covenant and agree as follows:

1. [EACH OF] the undersigned acknowledges receipt of a copy of the Shareholders' Agreement.

2. [EACH OF] the undersigned covenants and agrees that they shall be bound by all of the provisions of the Shareholders' Agreement as if they had been an original party thereto.

3. As of the date hereof, the direct and indirect holders of securities in the capital of the Acquiror and each of the undersigned are as set out below [PARTICULARS TO BE SET OUT BELOW AND, IF REQUIRED, ON A SEPARATE SCHEDULE TO BE ATTACHED TO THIS INSTRUMENT]:

4. The undersigned will not, without the prior written consent of Francisco Partners and the Corporation, directly or indirectly Transfer or permit a Lien over any securities in the capital of the Acquiror or any of the undersigned or cause or permit any securities in the capital of the Acquiror or any of the undersigned to be issued if, as a result thereof, any Person other than one or more of the undersigned would cease to exercise voting control over the Shares or other securities in the capital of the Corporation held by the Acquiror; provided that the foregoing shall not apply to any Transfer between or issuance of securities to members of the Matthews Group.

5. The undersigned shall cause the Acquiror to comply with each and every one of its obligations under the Shareholders' Agreement.

6. The undersigned hereby confirm(s) the accuracy of the representations and warranties of the Acquiror in the above Assumption Agreement.

7. This instrument has been duly authorized, executed and delivered by the undersigned and constitutes a valid and binding obligation enforceable in accordance with its terms, subject to the qualification that enforcement may be limited by bankruptcy, insolvency or other laws generally affecting the rights of creditors and subject to the availability of equitable remedies being in the discretion of a court of competent jurisdiction.

                                   Schedule C

8. The execution, delivery and performance of this instrument does not and will not contravene the provisions of the articles by-laws, constating documents or other organizational documents or the documents by which the undersigned (if other than an individual) was created or established, or the provisions of any indenture, agreement or other instrument to which the undersigned is a party and by which the undersigned may be bound.

9. The undersigned covenants and agrees to take all such steps, execute all such documents and do all such acts and things as may be necessary to give full effect to this instrument and to implement to their full extent the provisions hereof.

10. This instrument shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without reference to conflicts of law rules.

11. This instrument shall be binding upon the undersigned and the heirs, executors, administrators, successors, permitted assigns and legal representatives of the undersigned.

     Dated this ______ day of _________________________, _______.



                                           -------------------------------------
                                           [ ]


                                           -------------------------------------
                                           [ ]








                                   Schedule C

                                   SCHEDULE D

------------------------------- ------------ ----------------- --------------
Name                               Class 1     Common Shares      Warrants
------------------------------- ------------ ----------------- --------------
Arsenal Holdco I, S.a.r.l.         205,819           0           15,596,446
------------------------------- ------------ ----------------- --------------
Arsenal Holdco II, S.a.r.l.        13,928            0            1,055,429
------------------------------- ------------ ----------------- --------------
Morgan Stanley Principal           43,340            0            3,284,196
Investments, Inc.
------------------------------- ------------ ----------------- --------------
Edgestone Capital Equity Fund      19,000        5,359,893        5,000,000
II Nominee, Inc. and
Edgestone Capital Equity Fund
II-B GP, Inc., collectively
------------------------------- ------------ ----------------- --------------
Wesley Clover Corporation             0         158,790,234           0
------------------------------- ------------ ----------------- --------------
Celtic Tech Jet Limited               0          4,555,169            0
------------------------------- ------------ ----------------- --------------
Terence H. Matthews                13,500            0            1,022,996
------------------------------- ------------ ----------------- --------------
Power Technology Investment        11,500       13,546,042         871,441
Corporation
------------------------------- ------------ ----------------- --------------